UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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BPZ Resources, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
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BPZ Resources, Inc.
580 Westlake Park Boulevard, Suite 525
Houston, Texas 77079

May 13, 2011

Dear BPZ Resources, Inc. Shareholder:

I am pleased to invite you to the Annual Meeting of the Shareholders of BPZ Resources, Inc.  The meeting will be held at 10:00 a.m. local time on June 24, 2011 at the Westlake Club - 7th floor, 570 Westlake Park Boulevard, Houston, Texas 77079.

At the Annual Meeting, you and the other shareholders will vote on the following:

1.     the election of two Class I directors to serve on the Board of Directors until the 2014 Annual Meeting of Shareholders, or until their successors are duly elected and qualified;

2.     the ratification of the appointment of BDO USA, LLP as the Company’s independent public accountants for the year ending December 31, 2011;

3.     the approval of the BPZ Resources, Inc. Employee Stock Purchase Plan;

4.     the approval, by non-binding vote, of the compensation of our named executive officers;

5.     the recommendation, by non-binding vote, on the frequency of future advisory votes on compensation for our named executive officers; and

6.     any other business that may properly come before the meeting and any adjournment or postponement.

Our Board of Directors has unanimously approved the proposals and recommends that you vote in favor of proposals one through four. Our Board of Directors also recommends that the frequency of the advisory vote on named executive officer compensation in proposal five be every three years.  Details relating to these matters are set forth in the proxy statement.  Please review the entire proxy statement carefully.  All shareholders of record, as of the close of business on April 25, 2011, will be entitled to notice of, and to vote at, the Annual Meeting of Shareholders or at any adjournment or postponement thereof.

We are providing access to our proxy materials over the Internet. We are mailing to our shareholders a Notice and Access of Internet Availability of proxy materials (“the Notice and Access”) instead of a paper copy of this proxy statement, a proxy card and our 2010 Annual Report. The Notice and Access contains instructions on how to access those documents over the Internet, as well as instructions on how to request a paper copy of our proxy materials.  We believe the Notice and Access process will provide you with the information you need in a timely manner, lower the costs and reduce the environmental impact of our Annual Meeting.

We hope that you are able to join us at the Annual Meeting on June 24, 2011.  Your vote on these matters is very important. There are several ways to cast your vote: in person at the meeting, or you may vote via the internet, or by telephone, or, if you received a paper copy of the proxy card, by signing and returning it in the envelope provided.  If you have any questions about the procedure for voting your shares described in the attached proxy statement, please contact our Corporate Secretary at (281) 556-6200.  If you plan to attend the Annual Meeting in person, please call (281) 556-6200 to RSVP and get directions to the meeting.

Thank you for your continued support.

Very truly yours,

/s/ James B. Taylor
James B. Taylor
Chairman of the Board

BPZ RESOURCES, INC.

580 Westlake Park Boulevard, Suite 525

Houston, Texas 77079

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	10:00 a.m., Central Daylight Time on Friday, June 24, 2011.

PLACE	The Westlake Club -7th floor 570 Westlake Park Boulevard Houston, Texas 77079

WEBCAST

A webcast of our Annual Meeting will be available on our website at www.bpzenergy.com starting at 10:00 a.m., Central Daylight Time on June 24, 2011. Information included on our website, other than our Proxy Statement and form of proxy, is not a part of the proxy soliciting material.

ITEMS OF BUSINESS	•	To elect two Class I directors of the Board of Directors, each for a term of three years.

	•	To ratify the appointment of BDO USA, LLP as the Company’s independent public accountants for the year ending December 31, 2011.

	•	To approve the BPZ Resources, Inc. Employee Stock Purchase Plan.

	•	To approve, by non-binding vote, the compensation of our named executive officers.

	•	To recommend, by non-binding vote, the frequency of future advisory votes on compensation for our named executive officers.

	•	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

RECORD DATE	You can vote if you are a shareholder of record on April 25, 2011.

ANNUAL REPORT

Our 2010 Annual Report to Shareholders is posted with these materials as a separate booklet. This document is not a part of the proxy solicitation materials. You may also access the 2010 Annual Report through our website at www.bpzenergy.com.

PROXY VOTING

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning your proxy card by mail or in person at the meeting, or by voting on the Internet or by telephone. See details under the heading “How do I vote?”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 24, 2011: The Notice of Annual Meeting, Proxy Statement and the 2010 Annual Report, are available on the website www.proxyvote.com.

May 13, 2011	James B. Taylor
Chairman of the Board

i

BPZ RESOURCES, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FRIDAY, JUNE 24, 2011

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND THE ANNUAL MEETING

What is the purpose of this proxy statement?

This proxy statement is solicited by and on behalf of the Board of Directors of BPZ Resources, Inc., a Texas corporation (hereinafter referred to as the “Company,” “BPZ,” “we,” “us” or “our”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 24, 2011 at the Westlake Club - 7th floor, 570 Westlake Park Boulevard, Houston, Texas 77079, at 10:00 a.m. local time, or at any continuations thereof.  The Board of Directors is soliciting your proxy to give all shareholders of record the opportunity to vote on matters that will be presented at the Annual Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares. The solicitation of proxies by the Board of Directors will be conducted primarily by mail and through the Internet.  Additionally, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication.  These officers, directors and employees will not receive any extra compensation for these services.  The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock of the Company (the “Common Stock”) as of the record date.  The costs of the solicitation will be borne by the Company, which is not expected to exceed the amount normally expended for a solicitation for an election of directors in the absence of a contest.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

In accordance with rules of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of the Company’s proxy materials to shareholders, we may furnish proxy materials to the Company’s shareholders on the Internet by providing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to shareholders when the materials are available on the Internet. The Company intends to commence its distribution of the Notice of Internet Availability on or about May 13, 2011. Shareholders receiving a Notice of Internet Availability by mail will not receive a printed copy of these proxy materials, unless they request it. Instead, the Notice of Internet Availability will instruct shareholders as to how they may access and review proxy materials on the Internet. Shareholders who receive a Notice of Internet Availability by mail who would like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction card, should follow the instructions for requesting these materials included on the Notice of Internet Availability.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to: (i) elect two Class I directors to the Board of Directors; (ii) ratify the appointment of BDO USA, LLP as the Company’s independent public accountants for the year ending December 31, 2011; (iii) approve the BPZ Resources, Inc. Employee Stock Purchase Plan; (iv) to approve, by non-binding vote on the compensation of our named executive officers; (v) to recommend, by non-binding vote, the frequency of future advisory votes on compensation for our named executive officers; and (vi) any other business that properly comes before the Annual Meeting (each a “Proposal,” and collectively, the “Proposals”).  Although the Board of Directors does not anticipate that any other issues will come before the Annual Meeting, your completed and executed proxy gives the official proxies the right to vote your shares in their discretion on any other matter properly brought before the Annual Meeting.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist if shareholders of a majority of the outstanding shares of Common Stock are present at the Annual Meeting in person or by proxy.  Abstentions and broker non-votes count as present for the purposes of establishing a quorum.  If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

How many votes are needed to approve each Proposal?

To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes cast by the holders of our Common Stock, present in person or represented by proxy at the meeting and entitled to vote in the election of directors.  An affirmative vote of a majority of the votes cast at the Annual Meeting will be required to approve Proposals Two through Four, and decide any other matter that may properly be submitted to a vote at the Annual Meeting.  The option in Proposal Five that receives the highest number of votes cast by shareholders for will be considered to be the shareholders’ preferred frequency for the advisory vote on the compensation of our named executive officers.  Each holder of Common Stock is entitled to one vote on each matter that properly comes before the Annual Meeting for each share of Common Stock held.  Shares of Common Stock do not carry cumulative voting rights.

How will abstentions be counted?

If you abstain from voting on any Proposal, you will effectively not vote on that item of business at the Annual Meeting.  These votes are not considered to be votes cast for or against a Proposal and will have no effect on the voting of a Proposal.

What is a broker non-vote and how is it counted?

The New York Stock Exchange (NYSE) permits brokers to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. The NYSE does not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes.

The broker can register your shares as present at the Annual Meeting for purposes of attendance and obtaining a quorum, but will not be able to vote on those matters for which specific authorization is required.  Similar to abstentions, broker non-votes will have no effect on the voting of the Proposals that are on the agenda to be presented at the meeting.

What routine matters will be voted on at the Annual Meeting?

The ratification of the independent public accountants is the only routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

What non-routine matters will be voted on at the Annual Meeting?

The election of directors, the approval of the Employee Stock Purchase Plan, the advisory vote on our executive compensation, and the advisory vote on the frequency of future advisory votes on our executive compensation are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers. Due to recent rule changes by the NYSE, your broker will no longer be allowed to vote your shares on any of these non-routine matters without your specific instructions.

What is the record date for voting at the Annual Meeting?

The record date for purposes of determining the number of outstanding shares of Common Stock eligible to vote at the Annual Meeting, and for determining the shareholders entitled to vote at the Annual Meeting, is the close of business on April 25, 2011 (the “Record Date”).  As of the Proxy filing date, the Company had 116,021,099 shares outstanding of Common Stock.  No other series of stock is outstanding.  Holders of the shares of Common Stock have no preemptive rights. The transfer agent for the Common Stock is ComputerShare Trust Company, Inc. (“ComputerShare”).  ComputerShare’s telephone number is (303) 262-0600.  Our proxy processing services are being provided by Broadridge Financial Solutions, Inc. (“Broadridge”).

What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held.  If your shares are registered directly in your name with ComputerShare, the Company’s transfer agent, you are a “shareholder of record.”  If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How do I vote?

If your shares of Common Stock are held in “street name” by a broker, bank or other nominee, you will receive information from your nominee as to how to instruct them to vote your shares of Common Stock for each of the Proposals discussed in this proxy statement.

If you are a shareholder of record and hold Common Stock in your own name, you may give instructions on how to vote your shares of Common Stock by following the instructions on the Notice of Internet Availability on how to vote over the internet, by phone, or by mail by completing, signing, dating and returning the proxy card.

A proxy, when executed and not revoked, will be voted in accordance with its instructions. If no instructions are given, proxies will be voted FOR Proposals One through Four, and for “3 years” for Proposal Five.  As to any other matters that may properly come before the Annual Meeting, the persons named on the proxy card will vote thereon in accordance with their best judgment. Votes will be tabulated by Broadridge.

How do I revoke my proxy?

You may revoke your proxy before the vote is taken at the Annual Meeting by:

•             completing, signing and submitting a new proxy with a later date;

•             attending the Annual Meeting and voting in person; or

•             filing a signed, written notice of revocation with the Corporate Secretary of the Company.

Your attendance at the Annual Meeting will not automatically revoke your proxy.

You may obtain an additional proxy card by writing BPZ Resources, Inc., 580 Westlake Park Boulevard, Suite 525, Houston, Texas 77079, Attention: Corporate Secretary.  If the Common Stock you own is held on your behalf by a broker, bank or other nominee, you must contact the nominee to receive instructions as to how you can revoke your proxy.

Where can I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a current report on Form 8-K filed with the SEC within four business days of the date of the Annual Meeting unless only preliminary voting results are available at that time.  To the extent necessary, we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.  Additionally, we will file an amended report on Form 8-K no later than 150 calendar days after the Annual Meeting, but in no event later than November 13, 2011, disclosing the frequency of future advisory votes on our named executive officer compensation adopted by the Board.  You may access or obtain a copy of these and other reports free of charge on the Company’s web site at http://www.bpzenergy.com.  Also, this Form 8-K, any amendments thereto and other reports filed by the Company with the SEC are available to you over the Internet at the SEC’s web site at http://www.sec.gov.

PROPOSAL ONE
ELECTION OF CLASS I DIRECTORS

Composition of Board of Directors

The Company’s Board of Directors currently consists of six directors.  The Board of Directors is divided into three classes.  The directors in each class serve a three-year term.  The terms of each class expire at successive annual meetings so that the shareholders elect one class of directors at each annual meeting.  The current composition of the Board is:

Class I Directors (term expiring at this Annual Meeting):	Gordon Gray
Stephen C. Beasley

Class II Directors (serving until the 2012 Annual Meeting):	Dennis G. Strauch

Class III Directors (serving until the 2013 Annual Meeting):	Manuel Pablo Zúñiga-Pflücker
John J. Lendrum, III
James B. Taylor

At the Annual Meeting, two Class I directors are to be elected, each of whom will serve until the 2014 Annual Meeting and until his successor is duly elected and qualified.  The Board of Directors has nominated and the persons named on the proxy card as proxies will vote to elect the following individuals as the Class I directors of the Board of Directors:  Gordon Gray and Stephen C. Beasley.  If either of the two nominees should become unable to accept election, the persons named on the proxy card as proxies may vote for other person(s) selected by the Board of Directors.  Management has no reason to believe that either of the two nominees for election named in this proxy statement will be unable to serve.

The principal occupation and certain other information about the nominees, as well as the continuing directors, is set forth on the following pages.

Vote Required

The vote required to approve the proposal to elect Gordon Gray and Stephen C. Beasley to serve as Class I directors on the Board of Directors is the affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of our Common Stock, present in person or represented by proxy at the meeting and entitled to vote in the election of directors.  Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held.

Nominees for Class I Directors with Terms Expiring at the 2011 Annual Meeting:

Gordon Gray
Age:	58
Director Since:	September 2004
Committees:	Chairman of the Nominating and Corporate Governance Committee, Compensation Committee, Audit Committee, Technical Committee
Position, Principal Occupation, Business Experience and Directorships:

Since 1982, Mr. Gray has served as President of Allied Crude Purchasing, Inc., a privately owned transportation company, which purchases crude oil at the well site and transports it by truck or pipeline to sales points throughout Texas and Eastern New Mexico. Mr. Gray has owned and operated oil production and oil field service businesses for over 30 years. His activities are centered in the Permian Basin area of West Texas. We believe Mr. Gray, who has served as a Director of the Company since its founding, brings to the Board of Directors extensive knowledge of the energy industry and business development experience.

Stephen C. Beasley
Age:	59
Director Since:	February 2010
Committees:	Audit Committee, Compensation Committee
Position, Principal Occupation, Business Experience and Directorships:

Mr. Beasley is the founder and Chief Executive Officer of Eaton Group Inc., an executive solutions and strategic investment firm, since 2008.  He served as President of El Paso Corporation’s Eastern Pipeline Group from 2003 until 2007 and was a member of El Paso Corporation’s Corporate Executive Committee from 2005 until 2007.  In his role, Mr. Beasley was Chairman and President of Tennessee Gas Pipeline Company and ANR Pipeline Company - two of the largest transmission systems in the United States.  In addition, Mr. Beasley previously served as an independent director for Williams Pipeline Partners, L.P. from 2007 until 2009, Southern Union Company in 2009, and C Sixty Inc. from 2002 until 2005. We believe Mr. Beasley’s diverse management experience of over 30 years in the energy and chemical industries and his prior service as an independent director for public companies gives him valuable insight on the oil and gas industry and reporting environment in which the Company operates.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE TWO NOMINEES LISTED ABOVE TO SERVE AS CLASS I DIRECTORS OF THE BOARD OF DIRECTORS OF THE COMPANY.

Continuing Class II Director with Term Expiring at the 2012 Annual Meeting:

Dennis G. Strauch
Age:	63
Director Since:	July 2005
Committees:	Chairman of the Compensation Committee, Audit Committee, Nominating and Corporate Governance Committee, Technical Committee
Position, Principal Occupation, Business Experience and Directorships:

Mr. Strauch has served since 2001 as Managing General Partner of Delmar Holdings, LP, a private firm which manages U.S. oil and gas properties. From 1992 to 2001, Mr. Strauch held various positions, including President and CEO, with Zarara Oil and Gas Limited and its predecessors. Zarara, a publicly traded company in the U.S. and U.K., had international oil and gas operations in Africa, the Middle East, the Far East and South America. Mr. Strauch has over 42 years experience in the oil and gas industry with extensive international and domestic technical experience in the areas of acquisitions, reservoir engineering and economic evaluations. He began his career with Schlumberger and has served in senior management and technical positions with ARAMCO, Petro-Lewis, Whiting Petroleum and Geodyne Resources. Mr. Strauch holds a Master’s degree in Business Administration from the University of Denver and a degree in Geophysics from the Colorado School of Mines. Mr. Strauch is a Registered Professional Engineer in the State of Colorado. We believe Mr. Strauch brings significant experience in and knowledge of the energy industry and technical expertise to our Board.

Continuing Class III Directors with Terms Expiring at the 2013 Annual Meeting:

Manuel Pablo Zúñiga-Pflücker
Age:	50
Director Since:	September 2004
Committees:	None
Position, Principal Occupation, Business Experience and Directorships:

Mr. Zúñiga-Pflücker has been President of the Company since September 2004 and in May 2005 he was also appointed Chief Executive Officer of the Company. Mr. Zúñiga-Pflücker is a petroleum engineer and fourth generation oilman who has spent the past 20 plus years in the international oil and gas business.  He began his career with Occidental Petroleum, before founding BPZ & Associates, Inc. a technical consulting company he established in 1989, which was the predecessor of BPZ Energy that was established in 2001.  He is a reservoir engineer with expertise reappraising previously drilled fields and developing stranded natural gas fields using diverse technologies.  With BPZ Energy he is developing oil and gas projects in Peru where BPZ Energy has a total of four blocks totaling 2.2 million acres.  He holds a Bachelor’s Degree in Mechanical Engineering from the University of Maryland, and a Master’s Degree in Petroleum Engineering from Texas A&M University. We believe Mr. Zúñiga-Pflücker brings to the Board of Directors extensive knowledge of the Company and its assets by virtue of his service as an executive officer and director of the Company since its founding, and the energy industry generally through his background and education.

John J. Lendrum, III
Age:	60
Director Since:	July 2005
Committees:	Chairman of the Audit Committee
Position, Principal Occupation, Business Experience and Directorships:

Mr. Lendrum was appointed in April 2005 as President, Chief Operating Officer and a Director of Torch Energy Advisors Incorporated (“Torch”), a Houston-based company which specializes in the exploitation and development of oil and gas properties, mid-stream gas assets, and well servicing. Mr. Lendrum is also the Chief Executive Officer and member of the Board of Directors of Resaca Exploitation, Inc., which is listed on the Alternative Investment Market of the London Stock Exchange. From 1993 to 2005, Mr. Lendrum founded and served as President of Rockport Resources Capital Corporation, which focused on providing capital to the energy industry. During this period, he was also a Principal in Star Natural Gas Company, a privately-held company with mid-stream natural gas assets. Previously, Mr. Lendrum served as Executive Vice President and Chief Financial Officer of Torch and in senior financial and business development roles with the Torch managed companies of Nuevo Energy Company, Energy Assets International and Bellwether Exploration. Mr. Lendrum began his career with the international public accounting firm of KPMG Peat Marwick, and he earned a B.B.A. in Finance and completed his graduate studies in Accounting Theory at The University of Texas at Austin. We believe Mr. Lendrum’s education and accounting background, industry, business development and management experience brings valuable skills to our Board and qualifies him to serve on our Audit Committee as our financial expert.

James B. Taylor
Age:	73
Director Since:	February 2010
Committees:	Chairman of the Technical Committee
Position, Principal Occupation, Business Experience and Directorships:

Mr. Taylor was appointed Chairman of the Board of Directors of the Company in March 2011. Mr. Taylor brings over 47 years experience in the oil and gas sector and has served as a Director for four publicly held oil and gas companies.  Mr. Taylor served as Executive Vice President of Occidental Oil and Gas from 1994 until 1996, where he was responsible for worldwide exploration and producing operations.  Also while at Occidental, he was responsible for the development of the giant Caño Limon discovery in the Colombian Llanos, including construction of a major trans-Andean pipeline and marine export terminal.  He managed Canadian Occidental’s worldwide activities as Chief Operating Officer from 1990 until 1993, including the discovery and development of the one-billion barrel Masila field in Yemen and construction of a pipeline and marine export terminal.  For the past decade, he served on the Board of Willbros Group, Inc., a worldwide engineering and pipeline construction company. We believe Mr. Taylor’s extensive technical experience in the oil and gas sector and his prior service as a director for publicly held oil and gas companies gives him a valuable perspective on the oil and gas industry and reporting environment in which the Company operates.

CORPORATE GOVERNANCE

The Board of Directors

The Company’s business properties and affairs are managed under the direction of the Board of Directors.  Members of the Board are kept informed of our business through discussions with our Chief Executive Officer, Chief Financial Officer and other officers, by reviewing materials provided to them, by visiting our offices and properties and by participating in meetings of the Board and its Committees.  The Company’s certificate of formation and bylaws provide for a classified Board of Directors consisting of three classes, each serving staggered three-year terms.  As a result, shareholders elect a class consisting of a portion of the Board of Directors each year.  At each Annual Meeting of Shareholders, the successors to the class of directors whose terms then expire will be elected to serve from the time of election until the third Annual Meeting following election.

The Company’s bylaws initially fixed the size of the Board at six.  The Company’s bylaws provide that the authorized number of directors to constitute the entire board of directors may be changed by resolution duly adopted by at least a majority of the Board of Directors serving at the time of the vote.  Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.  Vacancies and newly created directorships may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum.

The Board expanded the size of the Board in February 2010 in connection with the appointment of James B. Taylor and Stephen C. Beasley to the Board of Directors.  In February 2011, the Board adopted a resolution in connection with Dr. Zuniga’s retirement, to reduce the number of director positions on the Board, as permitted by the Company’s bylaws, to the current number of six directors.  Currently, the Company’s Board of Directors is composed of the following six directors:  James B. Taylor (Chairman), Manuel Pablo Zúñiga-Pflücker, Stephen C. Beasley, Gordon Gray, John J. Lendrum, III, and Dennis G. Strauch.

Board Leadership Structure; Presiding Independent Director

The Board has no formal policy on whether the role of the Chairman of the Board and Chief Executive Officer should be held by separate persons.  We believe it is important to maintain the flexibility to have either a combined or a separated chair and CEO structure as circumstances dictate.  The Board believes our current leadership structure, with Mr. Taylor serving as Chairman of the Board and Mr. Zúñiga-Pflücker serving as Chief Executive Officer and President, is the appropriate structure for us at this time.  From the time that we became a publicly traded company in September 2004, the roles of the Chairman of the Board and Chief Executive Officer have been held by separate individuals.  Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing guidance to and oversight of management.

Our independent directors have selected Mr. Lendrum to serve as the Board’s presiding independent director.  The presiding independent director chairs all meetings of the non-employee and independent directors of the Board, including the executive sessions, serves as a liaison between the Chairman and the independent directors, consults with the Chairman on agendas for Board meetings and other matters pertinent to the Company and the Board, approves meeting agendas, schedules and has the authority to call meetings of the independent directors and to communicate with majority shareholders.  Interested parties who would like to contact Mr. Lendrum, or the non-employee or independent directors, on a confidential basis may do so by mailing a written communication to Presiding Independent Director, BPZ Resources, Inc., 580 Westlake Park Boulevard, Suite 525, Houston, Texas 77079.

Meetings of the Board of Directors

During 2010, the Board of Directors held 12 regular meetings and five special meetings.  All of the incumbent directors attended at least seventy-five percent of the meetings held during 2010.  All of the incumbent directors attended at least seventy-five percent of the committee meetings for which each respective member served during 2010.

Committees of the Board of Directors

We are subject to the NYSE standards in determining whether a director is independent.  The Board of Directors considers Messrs. Beasley, Gray, Lendrum, Taylor and Strauch “independent” under the standards of the NYSE.

Our Board of Directors has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Technical Committee.

Audit Committee

Messrs. Lendrum, Beasley, Gray and Strauch serve on our Audit Committee, all of whom are “independent” under both the standards of the NYSE and the SEC rules and regulations pertaining to listed company audit committees.  The Board considers Mr. Lendrum, Chairman of the Audit Committee, an “audit committee financial expert,” as defined under the rules of the SEC.  The Audit Committee recommends to the Board of Directors the independent registered public accounting firm to audit our financial statements and oversees the annual audit. The Audit Committee also approves any other services provided by public accounting firms.  The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, the investment community and others relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of our internal audit function.  The Audit Committee oversees our system of disclosure controls and procedures and system of internal controls regarding financial, accounting, legal compliance and ethics that management and the Board of Directors have established.  In doing so, it will be the responsibility of the Audit Committee to maintain free and open communication between the Audit Committee and our independent registered public accounting firm, the internal audit function and management of the Company.  Additionally, the Audit Committee provides oversight to the process of determining our estimated reserves and may utilize independently engaged experts as necessary.  A copy of the Audit Committee’s Charter is posted on the Company’s website at www.bpzenergy.com and is available in print to any shareholder upon request.

Our Audit Committee met four times during 2010.  Each member of the Audit Committee was present at all meetings.  See “Audit Committee Report” herein.

Compensation Committee

Messrs. Strauch, Gray and Taylor served on our Compensation Committee during 2010.  In February 2011, Mr. Beasley was appointed to the Compensation Committee and Mr. Taylor rotated off of the committee.  All members of the Compensation Committee are “independent” under the standards of the NYSE for purposes of serving on our Compensation Committee.  Additionally, each member of the Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934 and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”).  The Chairman of the Compensation Committee is Mr. Strauch.  The Compensation Committee met four times during 2010.

The purpose of the Compensation Committee is to carry out the Board of Directors’ overall responsibility relating to the compensation of the Company’s executive officers and certain senior management.  The Compensation Committee reviews the compensation and benefits of our executive officers, establishes and reviews general policies related to our compensation and benefits and administers our 2007 Long-Term Incentive Compensation Plan, as amended (the “2007 LTIP”) and Director Compensation Incentive Plan (the “DCIP”).  The goal of the Compensation Committee’s policies on executive compensation is to ensure that an appropriate relationship exists between executive compensation and the creation of shareholder value, while at the same time attracting, motivating and retaining executives.  In furtherance of this purpose, the Compensation Committee has the following duties and responsibilities with respect to executive compensation:

•                  Annually review and approve the Company’s corporate goals and objectives relevant to the compensation of the Chief Executive Officer, the Company’s other executive officers and certain senior management;

•                  Evaluate the performance of the Company’s executive officers and senior management in light of such goals and objectives;

•                  Determine and approve the executive officers’ and certain senior management’s annual salary and other cash and equity compensation based on this evaluation;

•                  Set the salary and equity compensation for our Chief Executive Officer; and

•                  Determine and approve the long-term incentive component of the Chief Executive Officer’s compensation based on the Company’s performance and the relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to our Chief Executive Officer in the past years, and other criteria established by the Compensation Committee.

See “Executive Compensation — Compensation Discussion and Analysis” and “Compensation Committee Report” in this proxy statement.

The Compensation Committee has the power to delegate some or all of its power and authority in administering the 2007 LTIP and DCIP to the Chief Executive Officer, other senior members of management, or committee or subcommittee, as the Compensation Committee deems appropriate.  However, the Compensation Committee may not delegate its authority with regard to any matter or action affecting an officer subject to Section 16 of the Securities and Exchange Act of 1934.

The Compensation Committee is also authorized to and has used outside compensation consultants to assist it in making compensation recommendations and decisions.

A copy of the Compensation Committee’s Charter is posted on our website at www.bpzenergy.com and is available in print to any shareholder upon request.

Nominating and Corporate Governance Committee

Messrs. Gray and Strauch serve on the Nominating and Corporate Governance Committee of our Board of Directors.  The Chairman of the Nominating and Corporate Governance Committee is Mr. Gray.  The Nominating and Corporate Governance Committee met formally three times during 2010.  The Nominating and Corporate Governance Committee assists our Board of Directors by identifying and reviewing qualified individuals, including candidates recommended by shareholders, to become members of our Board of Directors, consistent with any criteria the Nominating and Corporate Governance Committee may approve, recommending director nominees for election at the Annual Meeting of Shareholders or for appointment to fill vacancies, and advising our Board of Directors about the appropriate composition of our Board of Directors and its Committees.  The Nominating and Corporate Governance Committee does not currently have a formal policy with regard to the consideration of any director candidates recommended by shareholders because the committee believes it can adequately evaluate any such recommendation on a case-by-case basis.

Under our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee is responsible for periodically reviewing with the Board the appropriate skills and characteristics required for Board members in the context of the current composition of the Board.  This assessment includes consideration of the following criteria, among others: independent business or professional experience, integrity and judgment, records of public service, diversity, age, skills, occupation and understanding of financial statements and financial reporting systems, all in the context of an assessment of the perceived needs of the Board at the time.  Although the Company does not have a formal policy with regard to the consideration of diversity in identifying Director nominees, the Nominating and Corporate Governance Committee strives to nominate Directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business.

The Nominating and Corporate Governance Committee also develops and recommends to our Board of Directors corporate governance principles and practices and assists in implementing them.  The Nominating and Corporate Governance Committee conducts regular reviews of our corporate governance principles and practices and recommends to our Board of Directors any additions, amendments or other changes.  Under the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee establishes and administers a periodic assessment procedure relating to the performance of both the Board of Directors as a whole and its committees.  A copy of the Nominating and Corporate Governance Committee’s Charter is posted on the Company’s website at www.bpzenergy.com and is available in print to any shareholder upon request.

Technical Committee

Messrs. Taylor, Gray and Strauch serve on the Technical Committee of our Board of Directors.  The Chairman of the Technical Committee is Mr. Taylor.  Our Technical Committee assists our Board of Directors by oversight and review of the Company’s operations and oil and gas reserve certification.  Specific responsibilities include the following: review of the integrity of our oil and gas reserves; review of the qualifications, independence and performance of our independent reserve engineers; review of our procedures for providing information to the independent reserve engineers; authority to evaluate and select the independent reserve engineers; review of operations and performance targets, management of significant engineering and procurement projects, and policies and procedures regarding safety in operations.

The Board’s Role in Risk Oversight

The Board of Directors is responsible for overseeing the management of the business and affairs of the Company, but delegates day-to-day management of the Company to the Chief Executive Officer and our executive management team.  The Board of Directors is generally responsible for risk oversight, with the assistance of our Board Committees with respect to certain areas of risk, and relying upon management to generally manage the material risks we face.  Members of our executive and senior management team frequently make presentations to the full Board of Directors on activities that may subject the Company to significant or strategic operational and financial risks and the plans management has to control such risks. As part of its responsibilities, the Audit Committee is responsible for reviewing and discussing with management (including our Chief Legal, Commercial & Administrative Officer) our guidelines and policies to govern the process by which risk assessment and risk management is undertaken, including our major financial reporting risk exposures and the steps management has taken to monitor and control such exposures.  Our Compensation

Committee is responsible for overseeing the Company’s assessment of whether its compensation policies and practices are likely to expose the Company to material risks, and in consultation with management, is responsible for overseeing the Company’s compliance with regulations governing executive compensation.  The Nominating and Corporate Governance Committee reviews the effectiveness of the Board’s leadership structure and corporate governance matters.  In addition, in 2009, the Board appointed a special committee of independent directors to review certain operational issues and related risk management and legal risks and this committee continued in its role in 2010 until the Board of Directors established a standing Technical Committee.  In July 2010, the Board of Directors established the Technical Committee to provide review and oversight of our determination and certification of oil and gas reserves, as well as to assist management in assessing operational risk.  In providing review and oversight, the Committee may review the propriety of our methodology and procedures for determining the oil and gas reserves as well as the reserves estimates resulting from such methodology and procedures.  The Technical Committee may also review the qualifications, independence and performance of our independent reserve engineers.  We also rely on various executive and other management personnel to understand, assess, mitigate and generally manage material risks that we face in various areas including capital expenditure plans, liquidity and health, safety and environment.  Each of our Committees, as well as executive and senior management, reports regularly on these matters to the full Board of Directors.

Compensation Risk Assessment

We do not believe that our current employee compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.  Our current employee compensation consists of base salary, a discretionary cash bonus based upon individual and company performance, equity awards under our 2007 LTIP; health benefits; limited perquisites; and participation in our 401(k) plan.  We believe our compensation program, that allocates compensation among base salary and short and long-term compensation target opportunities, does not encourage our executives or non-executive employees to take excessive risks.  Restricted stock awards typically vest over a period of two years, and stock option awards typically vest over a period of three years.  We believe the time-based vesting over a multi-year period for our long-term incentive awards helps ensure that both employees and executives take actions and make decisions which contribute to long-term sustainable performance, and aligns their interests with those of our shareholders for the long-term performance of our company.  Compensation of our executives is described below under “Executive Compensation - Compensation Disclosure and Analysis.”

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Messrs. Strauch, Gray and Taylor served on the Compensation Committee of our Board during 2010, all of whom are “independent” under the standards of the NYSE.  None of the members of the Compensation Committee was at any time during the last fiscal year an officer or employee of the Company.  None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Communications with the Board of Directors

Shareholders who would like to contact the Board of Directors or specified individual directors on a confidential basis may do so by sending a written communication to BPZ Resources, Inc., 580 Westlake Park Boulevard, Suite 525, Houston, Texas 77079, Attention: Corporate Secretary.

The Company currently has no formal policy with respect to the attendance of members of the Board of Directors at the Annual Meetings of Shareholders.  However, all of the Directors, except Mr. Beasley, attended the Company’s Annual Meeting of Shareholders in 2010.

Non-Employee Director Compensation

The Board of Directors determines the allowances for service as a director and the fees for attendance at meetings of the Board or any Committee appointed by the Board.  The Compensation Committee generally reviews and monitors compensation for directors and makes a recommendation to the Board regarding the form and amount of Directors’ compensation.  Non-employee directors receive a combination of cash and stock-based compensation designed to attract and retain qualified candidates to serve on the Board.

In setting director compensation, the Board considered the Compensation Committee’s recommendations, which took into consideration the special characteristics of the Company in comparison to its peer group and in light of market data as reported by Hewitt Associates LLC in February 2010.  These factors included the Company’s position in the exploration stage of its license contracts operating in Peru and the need to provide a balanced compensation package to secure the necessary expertise required for the Board of Directors of such a company.

2010 Retainer and Meeting Fees.  The following is a schedule of annual retainers and meeting fees for non-employee directors that were in effect for 2010:

Type of Fee	Amount	Period Covered

Board Retainer	$12,750	Annual
Additional Retainer to Chairman of Audit Committee	$6,500	Annual
Additional Retainer to Chairman of Compensation Committee	$4,250	Annual
Additional Retainer to Chairman of Nominating and Corporate Governance Committee	$2,750	Annual
Additional Retainer to Chairman of Technical Committee	$5,000	Annual
Fee for each Board Meeting Attended (plus reimbursement for reasonable expenses incurred in attending meetings)	$1,000	Per meeting

Directors Compensation Incentive Plan

Non-employee Directors of the Board are also eligible to receive options, stock appreciation rights, restricted stock, restricted stock units, performance awards, other stock-based awards and cash-based awards under the DCIP. The aggregate number of shares of Common Stock authorized for grant under the DCIP is 2.5 million. The Company normally issues new shares of its Common Stock in satisfaction of these awards. As of December 31, 2010, approximately 1.1 million shares remain available for future grants under the DCIP.

Equity grants to non-employee directors have typically been awarded each year on the date of the Company’s Annual Meeting, usually held in June of each year.  Since last year’s annual meeting was held later than usual, equity grants were made to non-employee directors in June 2010.  On June 25, 2010, the Board approved a grant of options to purchase 50,000 shares of Common Stock, vesting in equal annual installments over two years from the date of grant, to Messrs. Gray, Lendrum, and Strauch as compensation for the period of service from the 2009 Annual Meeting until the 2010 Annual Meeting and to encourage continued service on the Board.  The Board also approved a grant of options to purchase 25,000 shares of Common Stock, vesting in equal annual installments over two years from the date of grant, to Messrs. Beasley and Taylor for service from their date of appointment in February 2010 until the 2010 Annual Meeting.  In connection with their appointment to the Board of Directors in February 2010, the Board of Directors approved a grant to each of Mr. Beasley and Mr. Taylor of 30,095 restricted shares of the Company’s common stock.

2010 Non-Employee Director Compensation

The following table sets forth the compensation of the Company’s non-employee directors during fiscal year 2010.

	Fees Earned	Stock	Option
	Or Paid in	Awards($)	Awards($)	All Other
Name	Cash($)	(1) (2)	(1) (3)	Compensation($)	Total($)

Stephen C. Beasley	24,750	220,000	82,000	—	326,750

Gordon Gray	27,500	—	164,000	—	191,500

John J. Lendrum, III	31,250	—	164,000	—	195,250

Dennis G. Strauch	29,000	—	164,000	—	193,000

James B. Taylor	29,750	220,000	82,000	—	331,750

(1)                                  The amounts reflect the aggregate grant date fair value of the awards made to non-employee directors in 2010 calculated in accordance with FASB ASC Topic 718.  The discussion of the assumptions used in calculating these values can be found in Notes 1 and 10 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.

(2)                                  As of December 31, 2010, each non-employee director had the following aggregate number of unvested shares of restricted stock accumulated for all years of service:  Stephen C. Beasley — 30,095 shares unvested, Gordon Gray — 0 shares unvested, John J. Lendrum, III — 0 shares unvested, Dennis G. Strauch — 0 shares unvested and James B. Taylor — 30,095 shares unvested.

(3)                                  The grant date fair value per option computed using the Black-Scholes option-pricing model was $3.28 for option awards granted to non-employee directors in fiscal year 2010.  As of December 31, 2010, each non-employee director had the following aggregate number of outstanding unexercised stock options accumulated for all years of service:  Stephen C. Beasley - 25,000 shares, Gordon Gray - 150,000 shares , John J. Lendrum, III - 525,000 shares, Dennis G. Strauch - 237,000 shares and James B. Taylor - 25,000 shares.

2011 Non-Employee Director Compensation

The Board determined to keep annual retainers and meeting fees for non-employee directors for 2011 the same as in 2010, except that instead of a $1,000 per meeting attendance fee, non-employee directors will receive an annual $12,000 meeting fee.  In March 2011, the Board approved a grant of options to purchase 50,000 shares of Common Stock, vesting in equal annual installments over two years from the date of grant, to Messrs. Beasley, Gray, Lendrum and Strauch.  In addition, the Board approved a grant of options to purchase 75,000 shares of Common Stock, vesting in equal annual installments over two years from the date of grant, to Mr. Taylor - 50,000 options as compensation for being a regular board member and 25,000 of additional options for his appointment as the Chairman of the Board of Directors.  The grant date fair value per option computed using the Black-Scholes option-pricing model was $4.14 for these option awards.

Executive Officers Who Are Not Directors

Set forth below are brief descriptions of the recent employment and business experience of the executive officers who are not directors of the Company.

Frederic Briens
Age:	51
Position, Principal Occupation, Business Experience and Directorships:

Mr. Briens was appointed Chief of Strategy and Technology in July 2010.  Mr. Briens had previously served as Chief Operating Officer of the Company from May 2005 until July 2010.  Mr. Briens joined BPZ as Vice President of Engineering in December 2004. From 2002 through 2004, Mr. Briens served as Geosciences and Business Development Manager for Perenco Venezuela S.A. From 1999 to 2002, Mr. Briens was the Chief Reservoir Engineer for Lundin Petroleum in Switzerland. Mr. Briens is a Petroleum Engineer with over twenty years of operating experience in international oil and gas projects spanning the globe. He has also served in senior technical and operating positions with Conoco, Schlumberger and Chevron. Mr. Briens holds an M.S. and a Ph.D. in Petroleum Engineering from Texas A&M University, a Master’s degree in Business Administration from Colorado State University and an Engineering degree from Ecole Centrale de Paris. Mr. Briens was a co-founder of BPZ & Associates, Inc., a predecessor to the Company, in 1989.

Edward G. Caminos
Age:	48
Position, Principal Occupation, Business Experience and Directorships:

Mr. Caminos was appointed Chief Financial Officer of the Company in May 2007. From October 2006 until May 2007, Mr. Caminos served as Vice President - Finance and Chief Accounting Officer. Mr. Caminos served as interim Chief Financial Officer from June 15, 2006 until October 30, 2006 and as Corporate Controller of the Company from January 2005 until October 30, 2006. Prior to joining the Company, Mr. Caminos served as Director—Financial Reporting for the Americas Division at Duke Energy from June 2004 to January 2005. From February 2001 to May 2004, Mr. Caminos served as Financial Reporting Manager and, prior to its sale, as interim Controller for the Europe Division at Reliant Energy. Mr. Caminos is a CPA and holds a Bachelor’s degree in Business Administration — Accounting from Bloomsburg University of Pennsylvania.

Durkin Ledgard
Age:	51
Position, Principal Occupation, Business Experience and Directorships:

Mr. Ledgard was appointed Chief Legal, Commercial & Administrative Officer in February 2011.  Mr. Ledgard previously served as General Counsel since joining the Company in October 2007.  Prior to joining the Company, Mr. Ledgard was a Partner of the law firm Eastham, Watson, Dale & Forney, LLP, where he specialized in Admiralty and Maritime law. Prior to joining the law firm in June 2001, he was an Assistant Counsel in the Office of the General Counsel for the Department of the Navy. Mr. Ledgard has over 25 years of experience in the marine industry and holds an Unlimited Tonnage Master’s License issued by the U.S. Coast Guard.  He earned his B.S. in Marine Transportation from Texas A&M University in 1982 and his J.D. from Georgetown University Law Center in 1992.  Mr. Ledgard also serves as Corporate Secretary for the Company.

Richard Spies
Age:	57
Position, Principal Occupation, Business Experience and Directorships:

Mr. Spies was appointed Chief Operating Officer of the Company in July 2010.  Mr. Spies was President of BP Russia from 2005 until he retired from BP in 2009.  From 1997 until 2005, he served as Chief Executive Officer of Pan American Energy, an Amoco (and subsequently BP) joint venture, which held business interests in upstream oil and gas, as well as power generation in Argentina and Bolivia.    From 1992 to 1997, he was President of Amoco Argentina.  From 1990 to 1992, he was Vice President of Amoco Argentina.  From 1975 to 1990, Mr. Spies held various technical, supervisory, and managerial positions including work in the Gulf of Mexico.

Code of Ethics for Executive Officers

The Company has adopted a code of ethics for its executive officers (the “Code of Ethics”) that relates to standards that are reasonably designed to deter misconduct and to promote:

(1)           Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(2)           Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the SEC and in other public communications made by an issuer;

(3)           Compliance with applicable governmental laws, rules and regulations;

(4)           The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

(5)           Accountability for adherence to the code.

The Company’s Code of Ethics for executive officers is available on the Company’s website at www.bpzenergy.com.

Corporate Governance Guidelines; Code of Ethical Conduct and Business Practices

A complete copy of the Company’s Corporate Governance Guidelines, which the Board reviews at least annually, is posted on the Company’s website at www.bpzenergy.com and is available in print to any shareholder who requests it. The Board of Directors has adopted a Code of Ethical Conduct and Business Practices that applies to all employees, officers and directors. A complete copy of the Code of Ethical Conduct and Business Practices is posted on the Company’s website at www.bpzenergy.com and is available in print to any shareholder who requests it.

Section 16(a) — Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our executive officers and directors, as well as persons who own more than ten percent of a registered class of the Company’s equity securities to file initial reports of beneficial ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC.  Such executive officers, directors and ten percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of copies of reports furnished to the Company, all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act for the year ended December 31, 2010 were filed on a timely basis other than the following:  Richard Spies filed a Form 4 late for one transaction.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives

The primary objectives of our executive compensation program are to attract and retain key executives, to stimulate management’s efforts on our behalf in a way that supports our business plan and to align management’s incentives with the long-term interests of the Company and its shareholders.  The Compensation Committee separately reviews the compensation and benefits of our executive officers, establishes and reviews general policies related to our compensation and benefits and administers the 2007 LTIP.  Decisions on salary adjustments and compensation awards for executive officers have been made by the entire Board of Directors based upon the recommendations of the Compensation Committee.

Role of Executive Officers in Compensation Decisions

Board meetings involving consideration of compensation adjustments and awards for executive officers typically have included, for all or a portion of each meeting, not only the Board members but also our Chief Executive Officer.  For compensation decisions relating to executive officers other than our Chief Executive Officer, the Compensation Committee reviewed its recommended compensation adjustments for 2010 with the Chief Executive Officer before presenting them to the Board and made adjustments as it deemed appropriate based upon this review.  The Board of Directors then considered the recommendations from the Compensation Committee and approved the 2010 salary adjustments for executive officers as presented. The role of executive officers in the 2011 compensation process was similar when the Compensation Committee made a determination with regard to 2011 compensation adjustments in March of 2011.

Role of the Compensation Consultants

In February 2010, the Compensation Committee engaged Hewitt Associates LLC (“Hewitt”) as its outside compensation consultants to review both executive and outside director compensation.  The scope of the compensation consultants’ engagement was to review the competitiveness of the compensation for executives and other key employees, as well as our directors.  In particular, with respect to executive and key employee compensation, Hewitt conducted a study to assess the impact of recent economic and exploration and production industry conditions on 2009 compensation, provide an overview of the competitiveness of our compensation packages, measure the value of each component of pay relative to the market, and review the prevalence of typical incentive plan practices among our peers.  The results were presented to the Compensation Committee in a report on outside directors and a report on executive and senior management.  Hewitt provided the Compensation Committee with data in the reports showing the total compensation package that the executive officers and other key officers would receive, by element (base salary, annual incentive plan amounts, total cash compensation and long-term incentives), at each of a variety of different potential pay levels and relative to similarly situated employees at companies within our compensation peer group and in light of relevant market data.

As stated in the Hewitt report, the sources of data were peer company public disclosures for peer group companies, the Hewitt TCM Database for Latin America, and the Mercer Energy Survey (2009), supplemented by data from private sources surveys.

The compensation peer group Hewitt used was refined from the prior years’ peer group to enhance our comparability in terms of size and scope of operations.  The compensation peer group, used as sources of data in determining our 2010 compensation, consisted of the following companies:

Abraxas Petroleum Corporation

Approach Resources Inc.

ATP Oil & Gas Corp

Bill Barret Corp

Brigham Exploration Co.

Carrizo Oil & Gas, Inc.

Clayton Williams Energy Inc.

Contango Oil & Gas Co.

Crimson Exploration Inc.

Endeavour International Corp

Gastar Exploration Ltd.

Gulfport Energy Corp

Harvest Natural Resources

Rosetta Resources, Inc.

The Compensation Committee considered the data from the Hewitt report in making its executive compensation decisions for 2010, as discussed further below.  The Compensation Committee determined 2010 compensation for the named executive officers in June 2010.

During 2010, our lead Hewitt compensation consultant joined Meridian Compensation Partners, LLC (“Meridian”), which was formed as a spin-off from Hewitt Associates LLC, and the Compensation Committee engaged Meridian Compensation Partners, LLC to assist it in assessing executive compensation for 2011, which was determined in March 2011.  Meridian reports directly to the Compensation Committee.

Elements of Compensation

The Company’s executive compensation program consists of the following basic components: base salary, cash bonus, long-term incentives pursuant to the 2007 LTIP, and limited perquisites.  Each component of the compensation program serves a particular purpose.  Base salary is designed to reward current and past performance, and may be adjusted from time to time to realign salaries with market levels.  Cash bonuses may also be granted to reward individual contributions and superior job performance.  Grants of long-term incentives are designed to reward performance and to tie a portion of each executive’s compensation to long-term future performance and encourage retention.  In addition, executives participate in the benefit plans and programs that are generally available to all employees of the Company.

2010 Executive Officer Compensation

Our Board and Compensation Committee review total compensation and its various components.  In setting the mix of the various components of compensation, the Compensation Committee took into consideration the fact that the Company is an emerging exploration and development stage company, the Compensation Committee’s and executives’ prior year’s actions in response to the state of the global financial and economic market and economic activity, oil and gas prices, the Company’s stock price, and the liquidity of the Company.  Base salaries in 2009 were positioned near the 25th percentile of the compensation peer group, and no bonuses, except in one limited circumstance, were paid in 2009 for 2008 performance due to the factors noted above.  In 2010, the Compensation Committee recommended upward adjustments to the cash components of compensation for each of the named executive officers and senior management to bring total cash compensation to more competitive market levels with the total cash compensation of similar positions within the compensation peer group, i.e., closer to or slightly above the 25th percentile but still below the 50th percentile.  As part of this adjustment, the Compensation Committee determined to award annual cash bonuses to our executive officers after taking into consideration Company and individual performance.  Additionally, in order to attract and retain highly qualified and experienced executive officers and senior management, the Compensation Committee allocated an equity-based component of compensation designed to bring total compensation within the range of or slightly above the 25th percentile for each executive officer and senior management position.  Awards of equity-based compensation are a combination of restricted stock awards that vest in full on the second anniversary of the date of grant and stock option awards that vest in three equal annual installments beginning on the first anniversary of the grant.

Base Salary.  Based on the information provided in the Hewitt report, the Board of Directors and Compensation Committee recommended and approved an increase of 4 to 10% to the named executive officers’ base salary in order to be closer to or a little more above the 25th percentile of the compensation peer group than in the prior year.  In determining the recommendations for the appropriate level of ultimate compensation for each executive officer within the targeted base salary range, the Compensation Committee also considered the executive’s position and current compensation (both individually and relative to other executive officers in the Company), the executive’s performance and contributions as they relate to the Company’s goals, objectives and strategic business plan, as well as the compensation data for similar companies from the Hewitt report.

Based on these factors, the Company’s named executive officers, received the following salary increases effective in July 2010: Mr. Zúñiga-Pflücker — from $360,000 to $396,000 (or from 2% to 12% above the 25th percentile of peer group base salary); Mr. Caminos — from $240,000 to $255,000 (or from 1% to 8% above the 25th percentile of peer group base salary); Mr.  Briens — from $250,000 to $265,000 (or from 15% to 10% below the 25th percentile of peer group base salary); and Dr. Zúñiga y Rivero — from $260,000 to $270,000 (due to the varied nature of the executive chairman role among companies and corresponding compensation practices, benchmarking market data for base salary was not available for Dr. Zuniga).  In addition, at the time of his date of hire in August 2010, Mr. Spies’ base salary was set at $260,000 (12% below the 25th percentile of the peer group base salary).

Cash Bonus.   The Compensation Committee recommended the payment of bonuses to our executive officers based on the benchmarking analysis in the Hewitt report, 2009 performance, and individual performance.  The Compensation Committee targeted bonuses to the executive officers in amounts to bring their total cash compensation to generally close to the 25th percentile range of the compensation of similarly situated individuals in the Company’s compensation peer group and then took into consideration performance factors.  The Compensation Committee’s performance analysis for bonus awards to be paid in 2010 was comprised of a corporate performance element (80%) and an individual performance element (20%).  The Compensation Committee took into account the following items of corporate performance in determining bonus amounts: safety, production volumes, reserve growth, finding and development costs per barrel, operating costs per barrel, and the Company’s stock price.  The items of individual performance that the Compensation Committee took into account varied by position, but included some of the following items: strategic planning skills, risk analysis and management, leadership effectiveness, cost management, field operations, financial achievements, engineering achievements, corporate governance and SEC compliance.

Based on these factors, the Company’s named executive officers received the following discretionary bonuses in 2010 for 2009 performance: Mr. Zúñiga-Pflücker — $255,960 (to 2% below the 25th percentile of peer group total cash compensation); Mr. Caminos — $155,520 (to 6% above the 25th percentile of peer group total cash compensation); Mr.  Briens — $123,750 (to 17% below the 25th percentile of peer group total cash compensation); and Dr. Zúñiga y Rivero — $117,000 (due to the varied nature of the executive chairman role among companies and corresponding compensation practices, benchmarking market data was not available for bonus and total cash compensation for Dr. Zuniga).

Long-Term Incentive Compensation.  Our executive officers are eligible to receive awards under the Company’s 2007 LTIP.  The 2007 LTIP permits the Board of Directors to award eligible employees and consultants with incentive-based and non-incentive-based compensation, including incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock grants, stock grants and performance shares.  Awards to executive officers under the Company’s long-term incentive plans have generally consisted of restricted stock grants, incentive options or a combination thereof.  Under the 2007 LTIP, the maximum number of shares of stock of the Company that may be subject to incentives, including without limitation incentive options, is 8 million shares, and such shares are reserved at all times until issued.  As of December 31, 2010, there were approximately 3.5 million shares available to be granted to the Company’s executive officers, employees, consultants and the employees of certain of the Company’s affiliates under the 2007 LTIP.

In determining the recommendation for the long-term incentive component of our executive officers’ compensation for 2010, the Compensation Committee reviewed the equity compensation of each executive officer in comparison to the compensation peer group and market data provided by the compensation consultants.  The Compensation Committee then took into consideration the Company’s current position as an emerging exploration and development stage company operating in Peru, which entails higher business risks typically associated with emerging companies and exploration and development stage companies (such as uncertain production results and related revenues) as compared to the more seasoned revenue generating companies comprising the Compensation Peer Group.  The Compensation Committee therefore adjusted equity compensation upward from the compensation peer group and market data so that executive officer total compensation might, through successful performance by the Company and its stock, reflect the relative risks affecting the Company and the executive officers.  Equity awards were based on the value of the equity grants on the day of the grant, and together with cash compensation generally resulted in total compensation in the range of the 25th percentile of the compensation peer group.  The equity compensation targeted a minimum of two years commitment to the Company by including the restrictive cliff vesting of two years after issuance for restricted stock awards.  The equity compensation also included options which have a three year annual vesting term to motivate the executive officers to align management’s goals with growing shareholder value.

All equity awards were based upon the Compensation Committee’s evaluation of management and management’s contribution to executing the Company’s goals.  In addition, the Compensation Committee considered the individual’s total compensation against the compensation of similarly situated individuals in the Company’s Compensation Peer Group of companies.

As a result, long-term equity incentives in a combination of restricted stock and stock options were awarded to the named executive officers in 2010 as follows:

		Securities Underlying		Shares
Name	Date	Options (#)		Restricted Stock (#)
Manuel Pablo Zúñiga-Pflücker	June 2010	133,200	(1)	44,400	(2)

Richard Spies	August 2010	60,000	(3)	20,000	(4)

Edward G. Caminos	June 2010	29,325	(1)	9,800	(2)

Frederic Briens	June 2010	19,860	(1)	6,600	(2)

Dr. Fernando Zúñiga y Rivero	June 2010	39,525	(1)	13,200	(2)

(1)  The options were granted at an exercise price equal to the closing trading price of the Company’s Common Stock on the date of approval of the grants, June 25, 2010, by the Compensation Committee, $4.80 per share. Each of the option awards granted has a term of ten years and vests in three equal annual installments commencing on the first anniversary of the grant, July 1, 2010.

(2)  The restricted stock awards granted by the Company to its executive officers vest 100% on the second anniversary of the date of grant, July 1, 2010, and were valued using the closing trading price of the Company’s Common Stock on the date of approval of the grants, June 25, 2010, by the Compensation Committee, $4.80 per share.

(3)  The options were granted at an exercise price equal to the closing trading price of the Company’s Common Stock on the date of approval of the grants, August 12, 2010, by the Compensation Committee, $4.02 per share. Each of the option awards granted has a term of ten years and vests in three equal annual installments commencing on the first anniversary of the grant, August 12, 2010.

(4)  The restricted stock awards granted by the Company to Mr. Spies vest 100% on the second anniversary of the date of grant, August 12, 2010, and were valued using the closing trading price of the Company’s Common Stock on the date of approval of the grants, August 12, 2010, by the Compensation Committee, $4.02 per share.

Perquisites.  We generally limit the perquisites we make available to our executive officers.  With the exception of Mr. Briens, our Chief Operating Officer, perquisites to executive officers consist only of club membership fees, which are related to business purposes.  The additional perquisites received by Mr. Briens, identified in the footnotes to the Summary Compensation Table, related to his overseas assignment and his transition back to the U.S. in 2010.

Other Compensation.  Executive officers are eligible to participate in all of our employee benefit plans, such as a medical, dental and life insurance plan with 80% of the premium paid by the Company, and a 401(k) plan with Company matching contributions up to 5% of the employee’s salary, in each case on the same basis as other Company employees.

2011 Executive Compensation Decisions

The Compensation Committee made determinations with regard to 2011 base salary adjustments, bonus compensation and equity award grants for executive officers in March 2011 using the Hewitt report and the same criteria, considerations and performance factors used to determine compensation in 2010.

Changes in Executive Positions.  Effective March 1, 2011, Dr. Zúñiga y Rivero retired from all positions with the Company and its subsidiaries, including his position as a member of the Board of Directors and executive officer of the Company.  Dr. Zúñiga y Rivero was awarded the honorary title of Chairman Emeritus of the Company’s Board of Directors in recognition of his contribution and service to the Company.  Mr. Ledgard was appointed to the executive position of Chief Legal, Commercial & Administrative Officer in February 2011 from his previous position as General Counsel.

Base Salary.  The Compensation Committee made no changes to the base salaries for the executive officers for the period beginning March 2011 until March 2012, believing that current salaries are consistent with the Committee’s objective of targeting base salary at or close to the 25th percentile of the Company’s compensation peer group base salary.

Cash Bonus.  Based on the Compensation Committee’s evaluation, the Company’s executive officers received the following discretionary bonuses in March 2011 for 2010 performance: Mr. Zúñiga-Pflücker — $229,997; Mr. Caminos — $142,800; Mr. Briens — $70,623; Mr. Spies — $60,067; and Mr. Ledgard — $122,400.  These bonus awards resulted in total cash compensation of the executive officers below the 25th percentile of peer group total cash compensation.

Long-Term Incentive Compensation.   Long-term equity incentives in a combination of restricted stock and stock options were awarded to the executive officers in 2011 as follows:

		Securities Underlying		Shares
Name	Date	Options (#)		Restricted Stock (#)
Manuel Pablo Zúñiga-Pflücker	March 2011	67,223	(1)	22,411	(2)

Richard Spies	March 2011	18,310	(1)	6,103	(2)
	March 2011			50,000	(3)

Edward G. Caminos	March 2011	47,724	(1)	14,241	(2)
				100,000	(3)
Frederic Briens	March 2011	4,901	(1)	1,634	(2)

Durkin Ledgard	March 2011	34,195	(1)	11,398	(2)
	March 2011			70,000	(3)

(1)  The options were granted at an exercise price equal to the closing trading price of the Company’s Common Stock on the date of approval of the grants, March 1, 2011, by the Compensation Committee, $6.42 per share. Each of the option awards granted has a term of ten years and vests in three equal annual installments commencing on the first anniversary of the grant, March 1, 2011.

(2)  The restricted stock awards granted by the Company to its executive officers vest 100% on the second anniversary of the date of grant, March 1, 2011, and were valued using the closing trading price of the Company’s Common Stock on the date of approval of the grants, March 1, 2011, by the Compensation Committee, $6.42 per share.

(3)  The restricted stock awards granted by the Company to its executive officers vest 100% on March 1, 2013, and were valued using the closing trading price of the Company’s Common Stock on the date of approval of the grants, March 14, 2011, by the Compensation Committee, $6.14 per share.

Compensation Policies

Effect of Accounting and Tax Treatment.  Under the provisions of FASB ASC Topic 718, “Stock Compensation”, stock-based compensation cost is measured at the date of grant, based on the calculated fair value of the award, and is recognized as expense over the employee’s or non-employee’s service period, which is generally the vesting period of the equity grant.  Because the Company offers incentive stock options, non-qualified stock options and restricted stock grants, the deductibility of a compensation award by the Company may not always occur at the time the award is otherwise taxable to the employee.

Under Section 162(m) of the Tax Code, compensation in excess of $1 million paid to a chief executive officer or to any of the four other most highly compensated officers generally cannot be deducted.  The Compensation Committee has determined the Company’s compensation practices and policies are not currently affected by this limitation.

Timing Issues.  With the exception of significant promotions and new hires, we intend to review equity compensation awards annually following the availability of the financial results for the prior year.  This timing enables us to consider prior year performance by the Company and the potential recipients and our expectations for the current year.  Grants to newly hired employees are effective on the latter of the employee’s first day of employment or upon approval of the grant by the Board of Directors.  The exercise price of stock options is based upon the grant date fair market value, which is the market price of our Common Stock on the date of grant.

Stock Ownership Guidelines.  The Board has not adopted specific stock ownership guidelines for executive officers.  Under the terms of the 2007 LTIP, however, in any given year, no individual may receive incentives covering more than 20% of the aggregate number of shares which may be issued pursuant to the 2007 LTIP.  Except as may otherwise be permitted by the Tax Code, the amount of options granted to an individual during one calendar year that may qualify as incentive stock options is limited, such that at the time the incentive options are granted, the fair market value (based on the closing sale price for a share of Common Stock on the established stock exchange on which the stock is listed on the applicable date, and if shares are not traded on such day, on the next preceding trading date) of the stock covered by incentive options first exercisable by such individual in any calendar year may not, in the aggregate, exceed $100,000.  Any options granted over such amount will be treated as non-qualified stock options for tax purposes.  The maximum performance-based incentive payment to any one individual during one performance period is 20% of the aggregate number of shares that may be issued pursuant to the 2007 LTIP, or if paid in cash, that number of shares multiplied by the fair market value of the stock as of the date the incentive is granted.

Basis for Allocation between LTIP Incentives.  Our 2007 LTIP expressly provides for incentives to be granted to 2007 LTIP participants in the form of any one or a combination of (a) incentive options (or other statutory stock options); (b) non-statutory stock options; (c) stock appreciation rights; (d) restricted stock grants; (e) performance shares; (f) stock grants; and (g) other stock-based incentives.  Given the change in the accounting treatment for stock options changed as a result of FASB ASC Topic 718, we have concluded that granting shares of restricted stock to employees, particularly members of senior management, would provide an equally motivating form of incentive compensation while permitting us to issue fewer shares, thereby reducing potential dilution.

Exercise of Discretion.  Pursuant to the 2007 LTIP, the Compensation Committee retains discretion in limited circumstances in connection with the payment of performance based compensation in cases where the defined performance goals have not been met.  The Compensation Committee also retains discretion to accelerate the vesting of unvested incentives upon an individual’s termination of employment with the Company.

Adjustment or Recovery of Awards upon Restatement of Company Performance.  The Company does not have a formal policy with respect to whether executive officers are required to return cash and equity incentive awards if the relevant performance targets upon which the awards are based are ever restated or otherwise adjusted in a manner that would reduce the size of an award or payment.  Under the 2007 LTIP, however, in determining the actual size of performance-based incentives, the Compensation Committee may reduce or eliminate the amount of the performance-based incentives earned over the relevant period, if, in its sole and absolute discretion, such reduction or elimination is appropriate.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management.  Based on the Compensation Committee’s review of and discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors.

Dennis G. Strauch — Chairman of the Compensation Committee
Stephen C. Beasley*
Gordon Gray
James B. Taylor*

*Mr. Beasley was appointed to the Compensation Committee and Mr. Taylor rotated off of the Compensation Committee in February 2011.

Summary Compensation Table

The following table sets forth the compensation for services in all capacities to the Company for the fiscal year ended December 31, 2010 of the Company’s “named executive officers.”  The “named executive officers” include our principal executive officer, principal financial officer, and the two most highly compensated persons serving as executive officers at the end of fiscal year 2010 or who served as an executive officer during fiscal year 2010.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(3) (4)	Option Awards(3) (4)	All Other Compensation (5)	Total

Manuel Pablo Zúñiga-Pflücker	2010	$378,000	$256,000	$436,900	$213,100	$17,400	$1,301,400
President, Chief Executive Officer and Director	2009	316,200	—	201,600	416,500	18,300	952,600
	2008	329,800	400,000	1,782,000	5,056,500	17,600	7,585,900

Richard Spies (1)	2010	112,300	—	165,000	80,400	6,200	363,900
Chief Operating Officer

Edward G. Caminos	2010	247,500	155,500	96,200	47,000	13,600	559,800
Chief Financial Officer	2009	227,500	25,000	95,900	198,000	12,700	559,100
	2008	221,700	155,000	891,000	2,528,300	14,500	3,810,500

Frederic Briens (1)	2010	257,500	123,800	65,100	31,700	174,900	653,000
Chief of Strategy and Technology	2009	216,100	—	111,700	230,900	114,300	673,000
	2008	235,000	200,000	891,000	2,609,400	97,800	4,033,200

Dr. Fernando Zúñiga y Rivero (2) Chairman Emeritus (Prior Director and Chairman of the Board in 2010)	2010	265,000	117,000	129,600	63,400	18,300	593,300
	2009	—	—	125,700	259,500	34,300	419,500
	2008	239,500	280,000	891,000	2,690,600	12,800	4,113,900

(1)                                 Mr. Briens served as Chief Operating Officer until July 27, 2010 when he was appointed Chief of Strategy and Technology.  Mr. Spies was appointed Chief Operating Officer of the Company effective July 27, 2010.

(2)                                 Dr. Zúñiga y Rivero retired from all positions with the Company and its subsidiaries, including as a member of the Board of Directors and executive officer of the Company, effective March 1, 2011.  Dr. Zuniga was awarded the title of Chairman Emeritus of the Company’s Board of Directors.

(3)                                 All stock awards and options reported under these columns were issued under the 2007 LTIP.

(4)                                 The amounts reflect the aggregate grant date fair value of the awards granted in 2010, 2009, and 2008, respectively, calculated in accordance with FASB ASC Topic 718, “Stock Compensation”.  The discussion of the assumptions used in calculating these values can be found in Notes 1 and 10 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the years ended December 31, 2010, 2009, and 2008, respectively, filed with the SEC.

(5)                                 The amounts for 2010 include:

(a)                                  Club membership dues for 2010, on behalf of Mr. Zúñiga-Pflücker — $936; Mr. Spies — $597; Mr. Caminos — $1,262; Mr. Briens — $597; and Dr. Zúñiga y Rivero — $1,586.

(b)                                 The Company’s matching contributions for 2010 under the Company’s 401(k) and Retirement Savings Plan, a defined contribution plan, on behalf of Mr. Zúñiga-Pflücker — $16,500; Mr. Spies — $5,614; Mr. Caminos — $12,375;  Mr. Briens — $11,771; and Dr. Zúñiga y Rivero — $10,709.

(c)                                For Mr. Briens, the 2010 amount includes additional compensation under the Company’s expatriate package while working in Peru, which includes housing rent, maintenance and utilities of approximately $80,108; school allowance of approximately $7,575; car allowance of approximately $3,501; insurance benefits and other expenses paid on Mr. Briens’ behalf of approximately $9,248.  In addition, the Company paid on behalf of Mr. Briens certain relocation and education related expenses of approximately $20,021 and $42,053, respectively, in connection with Mr. Briens’ relocation from Peru to Houston, Texas as a result of his change of position.

(d)                               For Dr. Fernando Zúñiga y Rivero, the 2010 other compensation includes $6,000 received for services rendered to the Company in his capacity as Chairman of the Board of Directors.

2010 Grants of Plan-Based Awards

The following table sets forth certain information with respect to each grant of an award made to a named executive officer in 2010 under our plans.

	Grant	Board Approval	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Under- lying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Date	Date (1)	Threshold	Target	Maximum	Units(2)	Options(3)	Awards(4)	Awards (5)
Manuel Pablo Zúñiga-Pflücker	7/1/2010	6/25/2010	$—	$—	$—	—	133,200	$4.80	$436,900
	7/1/2010	6/25/2010	—	—	—	44,400	—	—	213,100

Richard Spies	8/12/2010		—	—	—	—	60,000	4.02	165,000
	8/12/2010		—	—	—	20,000	—	—	80,400

Edward G. Caminos	7/1/2010	6/25/2010	—	—	—	—	29,325	4.80	96,200
	7/1/2010	6/25/2010	—	—	—	9,800	—	—	47,000

Frederic Briens	7/1/2010	6/25/2010	—	—	—	—	19,860	4.80	65,100
	7/1/2010	6/25/2010	—	—	—	6,600	—	—	31,700

Dr. Fernando Zúñiga y Rivero	7/1/2010	6/25/2010	—	—	—	—	39,525	4.80	129,600
	7/1/2010	6/25/2010	—	—	—	13,200	—	—	63,400

(1)	Dates in this column reflect the date of the Board approval of the awards if different from the effective date of grant.

(2)

All stock awards granted to the named executive officers for 2010 vest at the second anniversary following the grant date. All stock awards values are based on the closing market price on the date of Board approval of the grant.

(3)	All stock option awards granted to the named individuals for 2010 vest in equal annual installments over three years following the grant date.

(4)	The exercise price is the closing price of the Company’s Common Stock on the date of Board approval of the grant.

(5)

The fair value of BPZ’s stock options is computed using the Black-Scholes valuation model.  The fair value of BPZ’s stock awards is calculated in accordance with FASB ASC Topic 718, “Stock Compensation” and is, in part, based on the market price of BPZ Common Stock on the date of the Board approval of the grant. The grant date fair value of the stock options granted on June 25, 2010 was $3.28 per share. The grant date fair value of the stock options granted on August 12, 2010 was $2.75 per share. The discussion of the assumptions used in calculating these values can be found in Notes 1 and 10 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information regarding unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2010.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)(1)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)(2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Manuel Pablo Zúñiga- Pflücker	333,333	166,667	—	11.88	12/20/2017	(4)	38,250	182,100	(9)	—	—
	33,334	16,666	—	25.53	6/20/2018	(5)	44,400	211,300	(10)	—	—
	38,250	76,500	—	5.27	7/1/2019	(6)	—	—		—	—
	—	133,200	—	4.80	7/1/2020	(7)	—	—		—	—

Richard Spies	—	60,000	—	4.02	8/12/2020	(8)	20,000	95,200	(11)	—	—

Edward G. Caminos	100,000	—	—	3.20	4/14/2016	(3)	18,200	86,600	(9)	—	—
	166,666	83,334	—	11.88	12/20/2017	(4)	9,800	46,600	(10)	—	—
	16,667	8,333	—	25.53	6/20/2018	(5)	—	—		—	—
	18,183	36,367	—	5.27	7/1/2019	(6)	—	—		—	—
	—	29,325	—	4.80	7/1/2020	(7)	—	—		—	—

Frederic Briens	166,666	83,334	—	11.88	12/20/2017	(4)	21,200	100,900	(9)	—	—
	20,000	10,000	—	25.53	6/20/2018	(5)	6,600	31,400	(10)	—	—
	21,200	42,400	—	5.27	7/1/2019	(6)	—	—		—	—
	—	19,860	—	4.80	7/1/2020	(7)	—	—		—	—

Dr. Fernando Zúñiga y Rivero	166,666	83,334	—	11.88	12/20/2017	(4)	23,850	113,500	(9)	—	—
	23,334	11,666	—	25.53	6/20/2018	(5)	13,200	62,800	(10)	—	—
	23,833	47,667	—	5.27	7/1/2019	(6)	—	—		—	—
	—	39,525	—	4.80	7/1/2020	(7)	—	—		—	—

(1)	Option exercise price is the closing price of BPZ Common Stock on the date of Board approval of the grant.

(2)	The market or payout value is computed using the closing price of $4.76 of BPZ Common Stock at December 31, 2010.

(3)	Options vest in two equal annual installments beginning on the first anniversary of the effective date of grant, April 14, 2006.

(4)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, January 1, 2008.

(5)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, July 1, 2008.

(6)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, July 1, 2009.

(7)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, July 1, 2010.

(8)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, August 12, 2010.

(9)	Restricted stock award vests on the second anniversary of the effective date of grant, July 1, 2009.

(10)	Restricted stock award vests on the second anniversary of the effective date of grant, July 1, 2010.

(11)	Restricted stock award vests on the second anniversary of the effective date of grant, August 12, 2010.

Option Exercises and Stock Vested

The following table sets forth information regarding exercise of stock options and vesting of restricted stock for each of the named executive officers during 2010.  There were no exercises of stock options by our named executive officers in 2010.

	Stock Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting ($)
Manuel Pablo Zúñiga-Pflücker	150,000	$1,425,000

Edward G. Caminos	75,000	712,500

Frederic Briens	75,000	712,500

Dr. Fernando Zúñiga y Rivero	75,000	712,500

(1)            Represents the vesting of restricted shares whose Board approval was on December 20, 2007 with an effective grant date of January 1, 2008.  The restricted stock awards vested on January 1, 2010, the second anniversary from the date of grant.

Employment Agreements, Termination of Employment and Change in Control Arrangements

We have no employment agreements with any of our current executive officers.  At December 31, 2010, our named executive officers received the following base salaries: Dr. Zúñiga y Rivero - $270,000; Mr. Pablo Zúñiga-Pflücker — $396,000; Mr. Spies - $260,000; Mr. Briens — $265,000 and Mr. Caminos - $255,000.  Each of our named executive officers is eligible for cash bonus compensation at the discretion of the Board of Directors, but there is no formal plan covering such bonuses. The Compensation Committee determined 2011 compensation adjustments in March of 2011 using the same criteria for 2010 compensation decisions that were used to determine compensation in 2011.  As discussed above in “-2011 Executive Compensation Decisions - Base Salary,” based on these factors, base salaries for the named executive officer remained the same for the period beginning March 2011 as in 2010.

Under the Company’s 2007 LTIP, in the event of a change of control of the Company (as defined in that plan), all outstanding options, stock appreciation rights and restricted stock become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each award.  The plan defines a “change of control” to generally include:  (i) any merger or consolidation whereby the outstanding stock of the Company prior to the transaction constitutes less than 50% of the voting power in the resulting entity; (ii) an acquisition of beneficial ownership by a person if, after the acquisition, the person beneficially owns 51% or more of the outstanding stock of the Company or the voting power of the Company (this does not include any acquisition directly from or by the Company, through an employee benefit plan sponsored by the Company, or that results in beneficial owners of outstanding Company stock prior to the acquisition by another corporation beneficially owning more than 50% of the then-outstanding shares of the corporation in the same proportion as their previous ownership of Company stock); (iii) any sale of all or substantially all of the Company’s assets; or (iv) the complete liquidation of the Company.  In addition, in the event of a change of control, all performance shares or other performance-based awards shall be immediately payable based upon the extent, as determined by the Compensation Committee, to which the performance goals for the performance period then in progress have been made, up through the date of the change in control or based on 100% of the value on the date of grant of the performance shares or other performance-based award, if such amount is higher.

Under the 2007 LTIP, upon the termination of an executive officer by the Company without cause (as that term is defined in the Plan), regardless of whether the reason for the termination is voluntary, involuntary, due to retirement, extended absence caused by disability or death, (i) all unvested options, stock appreciation rights and restricted stock of the executive officer shall lapse, become automatically cancelled or terminated and be immediately returned to the Company; and (ii) any vested but unexercised options or stock appreciation rights shall expire upon the  the expiration of such option or stock appreciation right.  The Compensation Committee may provide otherwise in an award agreement, or exercise its discretion to accelerate the vesting of awards due to a termination.

The following table sets forth the potential payments that our named executive officers would receive upon a change in control of the Company under the 2007 LTIP.  The amounts appearing in the table below assume that the triggering event occurred as of December 31, 2010.

	Accelerated Options Vesting (1)	Accelerated Stock Vesting (2)
Name	($)	($)
Manuel Pablo Zúñiga-Pflücker	—	393,400

Richard Spies	44,400	95,200

Edward G. Caminos	—	132,300

Frederic Briens	—	133,300

Dr. Fernando Zúñiga y Rivero	—	176,400

(1)

Includes options whose exercise price is less than the closing price per share of the Company’s Common Stock on the NYSE on December 31, 2010 of $4.76. The value included is the total intrinsic value of stock options (defined as the amount by which the market price of the Common Stock on December 31, 2010 exceeds the exercise price of the stock option).

(2)

Based upon the difference between the closing price per share of the Company’s Common Stock on the NYSE on December 31, 2010 of $4.76 multiplied by the number of shares of restricted stock that would vest upon occurrence of a change of control on December 31, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 28, 2011, except as otherwise set forth below, concerning the beneficial ownership of the Company’s Common Stock by each person who beneficially owns more than five percent (5%) of the Common Stock, its affiliates, and by each of the Company’s executive officers and directors, and by all executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Beneficial Ownership (2)
Gordon Gray (3)	5,063,884	4.3%
Manuel Pablo Zúñiga-Pflücker (4)	5,570,200	4.7%
Frederic Briens (5)	1,010,848	0.9%
Edward G. Caminos (6)	732,473	0.6%
Durkin Ledgard (7)	161,338	0.1%
Richard Spies	26,103	0.0%
Dennis G. Strauch (8)	625,000	0.5%
John J. Lendrum, III (9)	625,000	0.5%
Stephen C. Beasley (10)	47,500	0.0%
James B. Taylor (11)	22,500	0.0%

All directors and executive officers as a group (ten persons)	13,884,846	11.8%

International Finance Corporation (12) 2121 Pennsylvania Avenue, N.W. Washington, DC 20433	11,253,295	9.5%

Centennial Energy Partners L.L.C. (13) 575 Lexington Avenue, 33rd floor New York, NY 10022	6,475,054	5.5%

SPO Advisory Corp. (14) 591 Redwood Highway, Suite 3215 Mill Valley, California 94941	10,634,213	9.0%

Blackrock, Inc. (15) 40 East 52nd Street New York, NY 10022	7,170,974	6.1%

(1)	Except as indicated herein, the business address for each beneficial owner is 580 Westlake Park Blvd, Suite 525, Houston, Texas 77079.

(2)	The calculations of percentage beneficial ownership are based on 116,021,099 shares issued as of April 28, 2011, plus any potentially dilutive securities for each person or group.

(3)

The shares reflected above include vested options to purchase 75,000 shares of Common Stock, and options to purchase 50,000 shares of Common Stock that will vest within 60 days. The shares reflected above as beneficially owned by Mr. Gray include shares that he beneficially owns and controls through his sole ownership of Allied Crude Purchasing, Inc. Mr. Gray, through Allied Crude Purchasing, Inc. has pledged 1,500,000 shares of Common Stock to Community Bank of Snyder, for the purpose of providing collateral for a loan.

(4)

The shares reflected above include vested options to purchase 571,584 shares of Common Stock, options to purchase 82,650 shares of Common Stock that will vest within 60 days and 38,250 shares of restricted stock that will vest within 60 days.

(5)

The shares reflected above include vested options to purchase 291,200 shares of Common Stock, options to purchase 27,820 shares of Common Stock that will vest within 60 days and 21,200 shares of restricted stock that will vest within 60 days.

(6)

The number of shares reflected above as beneficially owned by Mr. Caminos includes 3,865 shares held of record by his wife in a trust. Mr. Caminos disclaims beneficial ownership of these shares. The shares reflected above also include vested options to purchase 384,850 shares of Common Stock options to purchase 27,958 shares of Common Stock that will vest within 60 days and 18,200 shares of restricted stock that will vest within 60 days. Mr. Caminos has pledged 297,600 shares to Raymond James & Associates for the purpose of providing collateral for a loan.

(7)

The shares reflected above include options to purchase 98,116 shares of Common Stock, options to purchase 29,227 shares of Common Stock that will vest within 60 days and 13,100 shares of restricted stock that will vest within 60 days.

(8)	The shares reflected above include vested options to purchase 162,000 shares of Common Stock, and options to purchase 50,000 shares of Common Stock that will vest within 60 days.

(9)	The shares reflected above include vested options to purchase 450,000 shares of Common Stock, and options to purchase 50,000 shares of Common Stock that will vest within 60 days.

(10)	The shares reflected above include options to purchase 12,500 shares of Common Stock that will vest within 60 days.

(11)	The shares reflected above include options to purchase 12,500 shares of Common Stock that will vest within 60 days.

(12)

All information in the table with respect to International Finance Corporation (“IFC”) is based on the Schedule 13G/A filed by IFC with the SEC on February 4, 2010 and information provided to the Company by IFC. Based upon information provided to the Company by IFC, Somit Varma - Director of IFC, Oil, Gas, Mining and Chemicals Department, has voting power and investment power over the shares of Common Stock.

(13)

All information in the table with respect to Centennial Energy Partners L.L.C. is based on the Schedule 13G/A filed by Centennial Energy Partners L.L.C. with the SEC on February 8, 2011 and information provided to the Company by Centennial Energy Partners L.L.C. Centennial Energy Partners L.L.C., as General Partner, and Peter K. Seldin, as managing member, have voting power and investment power over the shares of Common Stock. Centennial Energy Partners, L.L.C. and Peter K. Seldin may be deemed to share beneficial ownership over the shares of Common Stock.

(14)

All information with respect to SPO Advisory Corp. and its affiliates and related investment funds is based on the Schedule 13G filed with the SEC on July 6, 2009 by the following (collectively, the “SPO Reporting Persons”): SPO Partners II, L.P. (“SPO Partners”), SPO Advisory Partners, L.P. (“SPO Advisory Partners”), San Francisco Partners, L.P. (“SFP”), SF Advisory Partners, L.P. (“SF Advisory Partners”), SPO Advisory Corp., John H. Scully, William Oberndorf, William J. Patterson, and Edward H. McDermott. The Schedule 13G states that the SPO Reporting Persons may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, although neither the fact of such filing nor anything contained therein shall be deemed to be an admission by the SPO Reporting Persons that a group exists.

The Schedule 13G provides, among other things, the following information regarding beneficial ownership of Common Stock by the SPO Reporting Persons:

•  SPO Partners beneficially owns 10,280,113 shares. Acting through its sole general partner, SPO Advisory Partners, SPO Partners has sole voting and investment power over all such shares.

•  Because of its position as the sole general partner of SPO Partners, SPO Advisory Partners may be deemed to indirectly beneficially own 10,280,113 shares. Acting through its general partner, SPO Advisory Corp., and in its capacity as the sole general partner of SPO Partners, SPO Advisory Partners has the sole voting and investment power over all such shares.

•  SFP beneficially owns 354,100 shares. Acting through its sole general partner, SF Advisory Partners, SFP has sole voting and investment power over all such shares.

•  Because of its position as the sole general partner of SFP, SF Advisory Partners may be deemed to indirectly beneficially own 354,100 shares. Acting through its general partner, SPO Advisory Corp., and in its capacity as the sole general partner of SFP, SF Advisory Partners has the sole voting and investment power over all such shares.

•  Because of its positions as the general partner of each of SPO Advisory Partners and SF Advisory Partners, SPO Advisory Corp. may be deemed to beneficially own 10,634,213 shares. Acting through its controlling persons and in its capacity as general partner of each of SPO Advisory Partners and SF Advisory Partners, SPO Advisory Corp. has the sole voting and investment power over all such shares.

•  Individually and because of his position as a control person of SPO Advisory Corp., John H. Scully may be deemed to beneficially own 10,644,413 shares. As one of four controlling persons of SPO Advisory Corp., which is the general partner of each of SPO Advisory Partners and SF Advisory Partners, Mr. Scully may be deemed to have shared voting and investment power with the other three control persons over 10,634,213 shares. Individually, Mr. Scully has sole voting and investment power over 10,200 shares beneficially owned and held in an Individual Retirement Account.

•  Individually and because of his position as a control person of SPO Advisory Corp., William E. Oberndorf may be deemed to beneficially own 10,717,913 shares. As one of four controlling persons of SPO Advisory Corp., which is the general partner of each of SPO Advisory Partners and SF Advisory Partners, Mr. Oberndorf may be deemed to have shared voting and investment power with the other three control persons over 10,634,213 shares. Individually Mr. Oberndorf has sole voting and investment power over 83,700 shares beneficially owned and held in an Individual Retirement Account.

•  Individually and because of his position as a control person of SPO Advisory Corp., William J. Patterson may be deemed to beneficially own 10,634,713 shares. As one of four controlling persons of SPO Advisory Corp., which is the general partner of each of SPO Advisory Partners and SF Advisory Partners, Mr. Patterson may be deemed to have shared voting and investment power with the other three control persons over 10,634,213 shares. Individually Mr. Patterson has sole voting and investment power over 500 shares beneficially owned and held in an Individual Retirement Account.

•  Individually and because of his position as a control person of SPO Advisory Corp., Edward H. McDermott may be deemed to beneficially own 10,635,213 shares. As one of four controlling persons of SPO Advisory Corp., which is the general partner of each of SPO Advisory Partners and SF Advisory Partners, Mr. Patterson may be deemed to have shared voting and investment power with the other three control persons over 10,634,213 shares. Individually Mr. McDermott has sole voting and investment power over 1,000 shares beneficially owned and held in an Individual Retirement Account.

(15)	All information in the table with respect to Blackrock, Inc. (“Blackrock”) is based on the Schedule 13G filed by Blackrock with the SEC on February 2, 2011.

Rule 13d-3 under the Securities Exchange Act of 1934, provides for the determination of beneficial owners of securities.  That rule includes as beneficial owners of securities, any person who directly or indirectly has, or shares, voting power and/or investment power with respect to such securities.  Rule 13d-3 also includes as a beneficial owner of a security any person who has the right to acquire beneficial ownership of such security within sixty days through any means, including the exercise of any option, warrant or conversion of a security.  Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person.  Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class by any other person.  Included in this table are (1) all vested derivative securities, (2) restricted stock that will vest within sixty days of May 1, 2011, and (3) those stock options that will vest and have exercise prices which it is reasonable to believe could be “in the money” within sixty days of May 1, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as reported below, there have been no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any director or executive officer or any security holder of record who is known to the Company to beneficially own more than 5% of the Company’s Common Stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

In the first quarter of 2010, we closed on the private offering of $170.9 million convertible notes due 2015 (the “2015 Convertible Notes”). The 2015 Convertible Notes are comprised of the initial $140.0 million of 2015 Convertible Notes sold in the initial private offering, the exercise of a 30-day option to purchase an additional $21.0 million of 2015 Convertible Notes, and IFC’s election to participate in the offering for an additional $9.9 million of 2015 Convertible Notes, bringing the total proceeds of the private offering to $170.9 million. Included within the total proceeds is SFM LLC’s purchase of $50 million of 2015 Convertible Notes.  The convertible notes were sold to an initial purchaser who then sold the notes to qualified institutional buyers (including IFC and Soros Fund Management, LLC) pursuant to Rule 144A of the Securities Act of 1933.  The $170.9 million of convertible notes were issued pursuant to an indenture dated as of February 8, 2010, between us and Wells Fargo Bank, National Association, as trustee.

In August 2008, we entered into a $15.0 million reserve-based lending facility agreement with IFC through our subsidiaries BPZ Exploración & Producción S.R.L. and BPZ Marine Peru S.R.L. as borrowers. The reserve-based lending facility had $12.5 million outstanding maturing in December 2012.  However, following the $40.0 million secured debt facility we entered into in January 2011 with Credit Suisse AG, Cayman Islands Branch, we used a portion of the proceeds to repay the amount outstanding to IFC.

As provided in the charter of the Company’s Audit Committee, it is the Company’s policy that it will not enter into any transactions required to be disclosed under Item 404 of the SEC’s Regulation S-K unless the Audit Committee or another independent body of the Board of Directors first reviews and approves the transactions.

In addition, pursuant to the Company’s Code of Ethical Conduct and Business Practices, all employees, officers and directors of the Company and its subsidiaries are prohibited from engaging in any relationship or financial interest that is an actual or potential conflict of interest with the Company without approval.  Employees, officers and directors are required to provide written disclosure to the Chief Executive Officer as soon as they have any knowledge of a transaction or proposed transaction with an outside individual, business or other organization that would create a conflict of interest or the appearance of one.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of the Company has approved and is recommending to holders of shares of the Company’s Common Stock a proposal to ratify the appointment of BDO USA, LLP as the Company’s independent public accountants for the year ending December 31, 2011.

On November 21, 2010, we replaced our independent registered public accounting firm, Johnson Miller & Co., CPA’s PC (“Johnson Miller”). The decision to replace Johnson Miller was approved by our Audit Committee of the Board of Directors.

Johnson Miller’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2009 and December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2009 and December 31, 2008 and through November 21, 2010, there were no disagreements between the Company and Johnson Miller on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Johnson Miller’s satisfaction, would have caused Johnson Miller to make a reference to the subject matter of the disagreement in connection with its report for such years and subsequent interim periods; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K for such years and subsequent interim periods through November 21, 2010.

On November 22, 2010, the Company appointed BDO USA, LLP to serve as its new independent certified public accountants for the 2010 fiscal year.  During the years ended December 31, 2009 and December 31, 2008 and through November 22, 2010, neither the Company nor anyone acting on its behalf consulted BDO USA, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as defined in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Representatives from BDO USA, LLP are expected to attend the Annual Meeting.  Additionally, they will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Vote Required

The vote required to approve the proposal to ratify the selection of BDO USA, LLP as the Company’s independent public accountants is the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.  Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS.

Principal Accountant Fees and Services

The following table lists the aggregate fees and costs billed by Johnson Miller & Co., CPA’s PC and BDO USA, LLP for 2010 services and Johnson Miller & Co., CPA’s PC for 2009 services identified below:

	Amount Billed
	2010		2009

Audit Fees	$620,400	(1)	$421,419	(3)
Audit-Related Fees	20,300	(2)	47,812	(4)
Tax Fees	—		—
All Other Fees	—		—
Total	$640,700		$469,231

(1)                      Included in this amount are approximately $392,800 of audit related fees billed by BDO USA, LLP, of which $67,800 pertain to out of pocket expenses. The remaining amount of $227,600 includes $29,300 billed by Johnson Miller & Co., CPA’s PC for services in connection with its review of our internal controls, and $71,000 pertaining to its review of our S-3 registration statements.

(2)                      Audit-related fees for 2010 consist of out-of-pocket expenses billed by Johnson Miller & Co., CPA’s PC.

(3)                      Of this aggregate amount, approximately $143,800 is attributable to fees billed by Johnson Miller & Co., CPA’s PC for services in connection with its review of our internal controls and approximately $45,150 is attributable to our Form S-3 registration statements.

(4)                      Audit-related fees for 2009 consist of out-of-pocket expenses billed by Johnson Miller & Co., CPA’s PC.

The Board of Director’s policy is to prohibit the independent auditor from providing any non-audit services unless the service is permitted under applicable law and is pre-approved by the Audit Committee or the full Board of Directors if there is no separate audit committee.

During the fiscal year ended 2010, the Board of Directors approved all of the “audit related fees.”  The Board of Directors considered whether the provision of non-audit services by BDO USA, LLP or Johnson Miller & Co., CPA’s PC is compatible with maintaining their independence and concluded that the provision of such services does not impair their independence.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2010 with the Company’s independent auditors and with members of management.

Management is responsible for the Company’s internal controls and the financial reporting process.  The Company’s independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with the Company’s management and its independent auditor, BDO USA, LLP.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted U.S. accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and BDO USA, LLP.  The Audit Committee discussed with BDO USA, LLP matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees).

BDO USA, LLP also provided to the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.   The Audit Committee discussed the firm’s independence with BDO USA, LLP.

Based on and in reliance upon the reviews and discussions referred to above, the Audit Committee recommended that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Submitted by the Audit Committee of the Board of Directors.

John J. Lendrum, III — Chairman of the Audit Committee
Stephen C. Beasley
Gordon Gray
Dennis G. Strauch

PROPOSAL THREE

APPROVAL OF BPZ RESOURCES, INC.
EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors has approved and is recommending to shareholders the BPZ Resources, Inc. Employee Stock Purchase Plan (the “Plan”).  The following summary description of the Plan is qualified in its entirety by reference to the full text of the ESPP, which is attached hereto as Appendix A.  It is intended that the ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code.

Summary of the Plan

The full text of the plan is included in this Proxy Statement as Appendix A.  The following summary is qualified in its entirety by reference to the full text of the Plan.

Purpose.  The Purpose of the Plan is to secure for our Company and its stockholders the benefits of the incentive inherent in ownership of Company stock by eligible present and future employees of our Company and its designated subsidiaries.

Administration.  The Plan will be administered by the Compensation Committee which has the authority to take any and all actions necessary to implement, interpret, prescribe, amend, and rescind rules and regulations relating to the Plan.  The Committee’s determinations are final and binding on the Company and shall be uniformly and consistently applied to all persons in similar circumstances.  Members of the Compensation Committee are entitled to such indemnification and reimbursement as directors of the Company as provided in the Articles of Incorporation and/or the Bylaws.

Eligibility.  An employee of our Company, its current subsidiaries listed on Exhibit A to the Plan, or such of its future participating subsidiaries as may later be designated by Board’s Compensation Committee will be eligible to participate in the Plan.  Notwithstanding the foregoing, the following individuals are not eligible to participate in the Plan:

•                  any employee who is employed for less than one year prior to the grant date;

•                  any employee whose customary employment is twenty hours or less per week as of the grant date;

•                  any employee whose customary employment is for not more than five months in any calendar year;

•                  any director of our Company or of any subsidiary who is not an employee

•                  any independent contractor who is not an employee; and

•                  any employee who is a citizen or resident of a foreign jurisdiction and such jurisdiction would prohibit a grant of an option under the Plan or compliance with such jurisdiction would cause the Plan to violate the Internal Revenue Code.

The Company has also reserved the right to modify the eligibility and participation requirements of the Plan in the event of an acquisition by our Company as they relate to employees of the acquired person or entity who become employees of our Company or a subsidiary.

Participation. An eligible employee may elect to participate in the Plan as of the first day of any offering period by completing an Enrollment Form and filing such Enrollment Form by the deadline established by the Compensation Committee or its delegate.  The Compensation Committee will establish the minimum and maximum compensation, expressed either as a percentage or a flat dollar amount, that a participant may elect to contribute, and such limits will be applied uniformly to all participants.  A participant may increase or decrease his or her payroll deduction, subject to any contribution limits, by filing a new Enrollment Form.  A participant may also cease his or her participation in the Plan at any time.  If a participant ceases his or her participation during an offering period, then he or she may elect to either apply any payroll deductions credited to his or her payroll deduction account prior to the date such cessation is effective toward the purchase of Company shares during such offering period, or receive a refund of any payroll deductions credited to his or her payroll deduction account for such offering period.  If elected, any refund will be made as soon as administratively practicable.  Any change or cessation shall be effective as of the payroll period following the date of the participant’s request, or as soon as administratively practicable thereafter.

Shares Available.  There is reserved for issuance and purchase by employees under the Plan an aggregate of 2,000,000 shares of Company stock, subject to adjustment in the event of a stock dividend, spinoff, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock.

Limits on Participation.  Unless the Compensation Committee determines another limit prior to an offering period, eligible employees shall be permitted to purchase no more than 2,500 shares of Company stock during any one offering period.  Notwithstanding the foregoing, no eligible employee may be granted any options during any one calendar year which permit the purchase of shares of Company stock under the Plan to accrue at a rate that exceeds $25,000 of the fair market value of such stock, determined on the grant date, in compliance with the Internal Revenue Code.  In addition, a participant’s payroll deduction account may not be used to purchase Company stock on any investment date to the extent that after such purchase, the participant would own stock possessing 5% or more of the total combined voting power of the Company or its parent or subsidiary.

The custodian will acquire shares of Company stock for participants as of each investment date from the Company or, if directed by the Company, by purchases on the open market or in private transactions using total payroll deduction amounts received by the custodian.

Method of Purchase and Investment Accounts.  Each participant having funds in his or her payroll deduction account on an investment date shall be deemed, without further action, to have purchased the number of shares of Company stock, including fractional shares unless otherwise determined by the Compensation Committee, which the eligible funds in his or her payroll deduction account could purchase on that investment date at that purchase price.  All shares purchased shall be maintained by a custodian in a separate investment account for each participant.  All cash dividends paid from shares of Company stock held in these investment accounts will be added to a participant’s payroll deduction account and used to purchase shares of Company stock for the participant’s investment account.  All dividends distributed in-kind with respect to Company stock held in the investment account will be added to the shares held for a participant in his or her investment account.  Any distribution of shares with respect to shares of Company stock held for a participant in his or her investment account will be added to the shares of Company stock held for a participant in his or her investment account.  Expenses incurred in the purchase of shares will be paid by the Company.

Rights not Transferable.  Rights under the Plan are not transferable by a participant, except by will or by the laws of descent and distribution.  Rights under the Plan are exercisable during a participant’s lifetime only by him or her.

Retirement, Termination and Death.  In the event of a participant’s retirement, termination of active employment, or death, all payroll deductions will cease to be effective with such event and the amount in his or her payroll deduction account will be refunded to that participant.  Certificates will be issued for full shares of company stock held in the participant’s investment account if elected with the custodian and pursuant to the rules of the custodian.  If a participant elects to sell the shares, he or she will receive the proceeds of the sale, less selling expenses.  In the event of a participant’s death, the amount, if any, in his or her payroll deduction account will be paid to the estate and any shares will be delivered to any beneficiary that the participant has properly designated in the forms filed with the custodian, or if no designation has been made, the shares will be delivered to the estate.

Amendment of the Plan.  The Plan may be amended at any time or from time to time by the Board of Directors of the Company, provided however that the shareholders must approve any amendment that would increase the number of securities that may be issued under the Plan.

Termination of the Plan.  The Plan and all rights under the Plan shall terminate at the discretion of the Board of Directors.  Upon termination, all amounts in an employee’s payroll deduction account that are not used to purchase Company stock will be refunded.

U.S. Federal Income Tax Consequences.  The Plan is intended to qualify as an “employee stock purchase plan” under the provisions of section 423 of the Internal Revenue Code.  A participant’s payroll contributions are made on an after-tax basis, but the grant of the option and the purchase of shares on the date of exercise are not taxable events for the participant.  However, a participant may become liable for income tax upon the dispositions of shares acquired under the Plan, and the tax consequences will depend on how long a participant has held the shares prior to the disposition.

If the participant disposes of the shares in a “qualifying disposition” - the disposition of the shares that occurs (1) at least two years after the date of grant, which is the first day of the offering period, and (2) at least one year after the date of exercise, which is the date shares are purchased under the Plan (or if the participant dies while owning the shares), the participant will have the following tax consequences:  in the year of the disposition (or death), the participant will include in his or her taxable ordinary income the lesser of the fair market value of the shares at the date of grant over the purchase price paid under the option, or the excess of the fair market value of the shares at the time of the disposition (or death) over the purchase price paid under the option.  The excess of the fair market value of the Company’s common stock upon the disposition over its adjusted basis (the sum of the amount paid under the option plus the amount included in income as compensation) will generally be taxed as long-term capital gain.  If the shares are sold at a price that is less than the purchase price paid under the option, the difference would be a long-term capital loss for the participant.  No deduction is allowed to the Company or other participating company upon a qualifying disposition.

When shares are disposed of before the expiration of either the two-year or one-year holding period described above (unless the participant dies while owning the shares), the disposition is a “disqualifying disposition.”  In the year of the disqualifying disposition, the participant will include in his or her taxable ordinary income the amount by which the fair market value of the shares on the date of exercise exceeds the purchase price paid under the option.  This excess amount is taxable to the participant even if no gain is realized on the disposition and even if the shares are disposed of for less than the fair market value on the date of exercise.  The excess of the amount realized upon the disposition of the Company common stock over its adjusted basis (the sum of the amount paid under the option plus the amount included in gross income as compensation) is a capital gain.  The participant will have a capital loss if the shares are sold for an amount that is less than the fair market value on the date of exercise.  The capital gain or capital loss will be a short-term or long-term capital gain or loss depending on the period of time that the participant held the shares.  In the event of a disqualifying disposition, our Company or other participating corporation will generally be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the participant disposing of the shares.

Currently, our Company and participating subsidiaries are not required to withhold federal employment or income taxes upon the exercise of options under the Plan.

The foregoing summary of the effect of federal income taxation upon the participants in the Company with respect to the purchase of shares under the Plan does not purport to be complete, and reference should be made to the applicable provisions of the Internal Revenue Code.  This summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country that may apply.

Vote Required

The vote required to approve the proposed BPZ Resources, Inc. Employee Stock Purchase Plan, described above, is the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.  Each holder of Common Stock is entitled to one vote for each share held.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” APPROVAL OF THE PROPOSED BPZ RESOURCES, INC. EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL FOUR

APPROVAL, BY NON-BINDING VOTE, OF OUR COMPENSATION OF NAMED EXECUTIVE OFFICERS

The recently enacted Dodd-Frank Wall Street and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the disclosure rules of the SEC.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract and retain key executives, to stimulate management’s efforts on our behalf in a way that supports our business plan and to align management’s incentives with the long-term interests of the Company and its shareholders.  Please read the “Compensation Discussion and Analysis” beginning on page 16 for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our named executive officers.

We are asking shareholders to indicate their support for our named executive officer compensation as described in this proxy statement.  This proposal, commonly known as “say on pay,” gives our shareholders the opportunity to express their views on our named executive officers’ compensation.  The vote on this proposal is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.  Accordingly, we will ask our shareholders to vote FOR this proposal on their proxy card.

The say on pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or the Board of Directors.  Our Board of Directors and our Compensation Committee value the opinions of our shareholders, and to the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate what, if any, actions are necessary to address the concerns of shareholders.

Accordingly, we ask our shareholders to approve the following advisory resolution at the 2011 Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL FIVE

RECOMMENDATION, BY NON-BINDING VOTE, ON THE FREQUENCY OF ADVISORY VOTE ON
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also provides that shareholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory say on pay votes on the compensation of our named executive officers.  In particular, we are asking our shareholders to indicate, on a nonbinding, advisory basis, whether they would prefer an advisory say-on-pay vote on the compensation of our named executive officers to occur every one, two or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board Directors has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company and therefore our Board recommends that you vote for a three-year interval for the advisory vote on executive compensation.  In determining to recommend that shareholders vote for a frequency of once every three years, the Board considered how an advisory vote at this frequency will provide our shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long term business results for the corresponding period, while avoiding over-emphasis on short term variations in compensation and business results.  An advisory vote occurring once every three years will also permit our shareholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including any changes made in response to the outcome of a prior advisory vote on executive compensation.  We will continue to engage with our shareholders regarding our executive compensation program during the period between advisory votes on executive compensation.

The Company recognizes that shareholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation.

You may cast your vote on your preferred voting frequency by choosing the option of :

A.	One year,
B.	Two years,
C.	Three years, or
D.	Abstain from voting.

The option that receives the highest number of votes cast by shareholders will be considered to be the shareholders’ preferred frequency for the advisory vote on the compensation of our named executive officers.  Because the vote is advisory, however, it will not be binding on the Board of Directors, the Compensation Committee or the Company.  The Board of Directors may decide, in its sole discretion, that it is in the best interests of the Company and its shareholders to hold an advisory say on pay vote on the compensation of our named executive officers more or less frequently than the option receiving the most votes cast by our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE OPTION OF ONCE EVERY THREE YEARS AS THE PREFERRED FREQUENCY FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS

Under the rules of the SEC, if you want the Company to consider including a proposal in next year’s proxy statement, you must submit the proposal in writing to BPZ Resources, Inc., 580 Westlake Park Boulevard, Suite 525, Houston, Texas 77079, Attention: Corporate Secretary, no later than 5:00 pm Central Standard Time on January 14, 2012.

Under our bylaws, and as permitted by the rules of the SEC and Texas state law, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders.  These procedures provide that nomination for directors or for other business to be properly brought before an Annual Meeting by a shareholder notice must be submitted in writing to the Corporate Secretary of the Company at our principal executive offices.  We must receive the notice of your intention to introduce a nomination or other item of business at our 2012 Annual Meeting of Shareholders no later than the close of business on the ninetieth day, nor earlier than the one hundred twentieth day, prior to the first anniversary of the preceding year’s annual meeting.  We must therefore receive your notice no sooner than February 25, 2012 and no later than 5:00 pm Central Standard Time on March 26, 2012.

Notice of a proposed director nomination must include the following information:

•                  name;

•                  age;

•                  business, mailing or residence address;

•                  principal occupations and employment during the past five years;

•                  the additional information that would be required to be disclosed under the rules of the SEC in a proxy statement soliciting proxies for election of directors in an election contest; and

•                  a written consent of such nominee to be named in the proxy statement as a nominee and to serve as a director if elected.

Notice of a proposed item of business must include:

•                  a brief description of the business desired to be brought before the meeting, the reason for conducting such business at the meeting; and

•                  any material interest of the shareholder, and any beneficial owner on whose behalf the proposal is made in such business.

In addition, as to any shareholder giving notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the notice must include:

•                  the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner; and

•                  the class or series and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

OTHER MATTERS

Neither we nor any of the persons named as proxies know of any matters other than those described above to be voted on at the Annual Meeting.  However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their best judgment on these matters, subject to the discretion of the Board of Directors.

A copy of our Annual Report to Shareholders for the year ended December 31, 2010, accompanies this proxy statement, but it is not to be deemed a part of the proxy soliciting material.

Shareholders may obtain additional copies of our current Annual Report on Form 10-K without charge by writing to BPZ Resources, Inc., 580 Westlake Park Boulevard, Suite 525, Houston, Texas 77079, Attention: Corporate Secretary.  Our Annual Report on Form 10-K and other filings with the SEC may also be accessed through our website at www.bpzenergy.com or the SEC’s website at www.sec.gov.

By order of the Board of Directors,

/s/ James B. Taylor
James B. Taylor
Chairman of the Board

APPENDIX A

BPZ RESOURCES, INC.
EMPLOYEE STOCK PURCHASE PLAN

BPZ RESOURCES, INC.
EMPLOYEE STOCK PURCHASE PLAN

(Effective as of April 20, 2011)

i

ii

BPZ RESOURCES, INC.
EMPLOYEE STOCK PURCHASE PLAN

(Effective as of April 20, 2011)

1.                                       Purpose

The purpose of the BPZ Resources, Inc. Employee Stock Purchase Plan (the “Plan”) is to secure for the Company and its stockholders the benefits of the incentive inherent in the ownership of Company Stock by eligible present and future employees of the Company and its designated Subsidiaries. The Plan is intended to comply with the terms of Code Section 423 and Rule 16b-3 of the Act. Nothing in this plan is intended to modify or change the Company’s Insider Trading Policy.

2.                                       Definitions

Where indicated by initial capital letters, the following terms have the following meanings:

2.1           “Act”  means the Securities Exchange Act of 1934, as amended.

2.2           “Board”  means the Board of Directors of the Company.

2.3           “Code”  means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

2.4           “Committee”  means the Compensation Committee of the Board, provided that, if any member of the Committee does not qualify as a non-employee director for purposes of Rule 16b-3 of the Act, the remaining members of the Committee (but not less than two members) shall be constituted as a subcommittee of the Committee to act as the Committee for purposes of the Plan.

2.5           “Company”  means BPZ Resources, Inc., a Texas corporation, and any successor by merger, consolidation or otherwise.

2.6           “Company Stock”  means the Company’s common stock. In the event of a change in the capital structure of the Company (as provided in Section 13), the shares resulting from such change shall be deemed to be Company Stock within the meaning of the Plan.

2.7           “Compensation”  means base salary, overtime pay, commissions and cash bonuses actually received by a Participant while he or she is an Eligible Employee, determined before any elective salary reductions made pursuant to Code Section 401(k), 125 and 132(f)(4).  All other forms of compensation, whether cash or non-cash, shall be excluded.

2.8           “Custodian”  means a financial institution or other entity selected by the Company from time to time to act as custodian for the Plan.

2.9           “Eligible Employee”  means any employee of the Company or its Subsidiaries who meets the eligibility requirements of the Plan.

2.10         “Enrollment Form”  means the form filed by a Participant with the Committee authorizing payroll deductions.

2.11         “Fair Market Value”  means the closing trading price of a share of Common Stock, as reported on the principal exchange on which the Stock is traded on the applicable Grant Date or Investment Date, or, if the Common Stock was not quoted on such date, the closing trading price on the last day prior thereto on which the Common Stock was quoted.

2.12         “Grant Date”  means the first business day of each Offering Period on which shares of Common Stock are or could be traded on the principal exchange on which the Stock is traded.

2.13         “Investment Account”  means the account established to hold Company Stock purchased under the Plan pursuant to Section 7.

2.14         “Investment Date”  means the last business day of each Offering Period, as determined by the Committee, on which shares of Company Stock are or could be traded on the principal exchange on which the Stock is traded.

2.15         “Offering Period”  means each period of time during which shares of Common Stock are offered to Participants for purchase at a specified Purchase Price on a specified Investment Date.  Unless otherwise determined by the Committee, a new Offering Period shall commence on the first day of each calendar quarter.  No Offering Period shall be longer than twenty-seven months.

2.16         “Parent”  means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, as of an Investment Date, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.17         “Participant”  means an Eligible Employee who elects to participate in the Plan by filing an Enrollment Form pursuant to Section 6.

2.18         “Payroll Deduction Account”  means the account established for a Participant to hold payroll deductions pursuant to Section 6.

2.19         “Plan”  means the BPZ Resources, Inc. Employee Stock Purchase Plan, as set forth herein and as amended from time to time.

2.20         “Purchase Price”  means the lower of (i) a percentage of the Fair Market Value of a share of Company Stock on the Grant Date, or (ii) a percentage of the Fair Market Value of a share of Company Stock on the Investment Date.  In any event, the percentage shall be eighty-five percent (85%) unless the Committee, in its sole discretion, increases the percentage at any time. After any such increase, the Committee, in its sole discretion, may decrease the percentage, but not below eighty-five percent (85%) at any time.  Any increase or decrease in the percentage

2

shall be communicated to Eligible Employees before the first day of the Offering Period that is affected by the change.

2.21         “Subsidiary”  means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, as of an Investment Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.                                       Shares for the Plan

There is reserved for issuance and purchase by employees under the Plan an aggregate of 2,000,000 shares of Company Stock, subject to adjustment as provided in Section 13.  Shares subject to the Plan shall be authorized but unissued shares. Shares needed to satisfy the needs of the Plan may be newly issued by the Company or acquired by purchase at the expense of the Company on the open market or in private transactions.

4.                                       Administration of the Plan

The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the authority to take any and all actions (including directing the Custodian as to the acquisition of shares) necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan.

All such determinations shall be final and binding upon all persons. A quorum of the Committee shall consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to their action taken signed by all members of the Committee. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan. The Committee may delegate administration of the Plan to one or more employees or positions of the Company or any Subsidiary.  All rules and determinations by the Committee or its delegate in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

5.                                       Eligibility

Except as hereinafter provided, an employee of the Company, its current Subsidiaries listed on Exhibit A attached hereto or such of its future participating Subsidiaries as may from time to time be designated by the Committee and listed on Exhibit A shall be eligible to participate in the Plan.  The Committee may amend Exhibit A from time to time to remove any Subsidiaries from participation in the Plan.

Notwithstanding the foregoing, the following individuals shall not be eligible to participate in the Plan: (i) any employee who is employed for less than one year prior to the Grant Date, (ii) any employee whose customary employment is twenty hours or less per week as of the Grant Date, (iii) any employee whose customary employment is for not more than five months in any calendar year, (iv) any director of the Company or of any Subsidiary who is not an

3

employee, (ii) any independent contractor who is not an employee, and (iii) any employee who is a citizen or resident of a foreign jurisdiction and such jurisdiction would prohibit a grant of an option under the Plan or compliance with such jurisdiction would cause the Plan to violate the requirements of Code Section 423.

Notwithstanding the foregoing, in the event of an acquisition by the Company or one or more of its Subsidiaries of the business of a person or entity, whether by asset purchase, stock purchase, merger or otherwise, an authorized officer of the Company shall have sole discretion (without the consent of any Participant) to modify the eligibility and participation requirements of the Plan as they relate to those employees of the acquired person or entity who become employees of the Company, its current Subsidiaries or its future participating Subsidiaries; provided, however, any such modification which requires shareholder approval under the Code shall not be made without such shareholder approval.

6.                                       Election to Participate

An Eligible Employee may elect to participate as of the first day of any Offering Period by completing an Enrollment Form and filing such Enrollment Form by the deadline established by the Committee or its delegate, in its discretion, which deadline shall be applied uniformly to all employees.  If the Enrollment Form is not completed and timely filed by the established deadline, then such employee shall be eligible to participate in the Plan as of the first day of the next Offering Period that begins following the receipt by the Committee of a completed Enrollment Form.  All Eligible Employees shall have the same rights and privileges within the meaning of Code Section 423(b)(5).

Each Eligible Employee may become a Participant by timely filing with the Committee or its delegate an Enrollment Form in accordance with the foregoing authorizing specified regular payroll deductions from his or her Compensation.  The Committee, in its discretion, shall establish the minimum and maximum Compensation, expressed either as a percentage or in a flat dollar amount, that a Participant may elect to contribute, provided such limits are applied uniformly to all Participants.  All regular payroll deductions shall be credited to the Payroll Deduction Account that the Company has established in the name of the Participant.

A Participant may increase or decrease his or her payroll deduction, subject to any contribution limits, by filing a new Enrollment Form.  Any change in payroll deduction will be effective as of the payroll period following the date of the Participant’s election, or as soon as administratively practicable thereafter.

Subject to Section 14, a Participant may also cease his or her participation in the Plan at any time.  If a Participant ceases his or her participation during an Offering Period, then he or she may elect to either (i) apply any payroll deductions credited to his or her Payroll Deduction Account prior to the date such cessation is effective towards the purchase of shares of Company Stock during such Offering Period, or (ii) receive a refund of any payroll deductions credited to his or her Payroll Deduction Account for such Offering Period.  Any such cessation shall be effective as of the payroll period following the date of the Participant’s request to cease participation, or as soon as administratively practicable thereafter.  If elected, any refund will be made as soon as administratively practicable.  An Eligible Employee who has ceased to be a

4

Participant may not again resume participation in the Plan until such Eligible Employee has complied with the foregoing provisions of this Section.

7.                                       Method of Purchase and Investment Accounts

Each Participant having eligible funds in his or her Payroll Deduction Account on an Investment Date shall be deemed, without any further action, to have purchased the number of shares of Company Stock (including fractional shares unless otherwise determined by the Committee) which the eligible funds in his or her Payroll Deduction Account could purchase on that Investment Date at that Purchase Price.

All shares purchased shall be maintained by the Custodian in a separate Investment Account for each Participant. All cash dividends paid with respect to shares of the Company Stock held in the Investment Account shall be added to a Participant’s Payroll Deduction Account and shall be used to purchase shares of Company Stock for the Participant’s Investment Account. Expenses incurred in the purchase of such shares shall be paid by the Company.

All dividends distributed in-kind with respect to Company Stock held in the Investment Account shall be added to the shares held for a Participant in his or her Investment Account. Any distribution of shares with respect to shares of Company Stock held for a Participant in his or her Investment Account shall be added to the shares of Company Stock held for a Participant in his or her Investment Account.

8.                                       Stock Purchases

The Custodian shall acquire shares of Company Stock for Participants as of each Investment Date from the Company or, if directed by the Committee, by purchases on the open market or in private transactions using total payroll deduction amounts received by the Custodian. If shares of Company Stock are purchased in one or more transactions on the open market or in private transactions at the direction of the Committee, the Company will pay the Custodian the difference between the Purchase Price and the price at which such shares are purchased for Participants.

9.                                       Limitation on Purchases

Unless the Committee determines another limit prior to an Offering Period, no Eligible Employee shall be permitted to purchase more than 2,500 shares of Company Stock during any one Offering Period.  Notwithstanding the foregoing, no Eligible Employee may be granted any options during any one calendar year which permit his or her rights to purchase shares of Company Stock under all Code Section 423 employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock determined on the Grant Date, which limit shall be interpreted to comply with Code Section 423(b)(8).

A Participant’s Payroll Deduction Account may not be used to purchase Company Stock on any Investment Date to the extent that, after such purchase, the Participant would own (or be considered as owning within the meaning of Code Section 424(d)) stock possessing 5% or more of the total combined voting power of the Company or its Parent or Subsidiary. For this purpose,

5

stock which the Participant may purchase under any outstanding option (whether or not exercisable) shall be treated as owned by such Participant. As of the first Investment Date on which this paragraph limits a Participant’s ability to purchase Company Stock, the employee shall cease to be a Participant.

10.                                 Title of Accounts

The Custodian shall maintain an Investment Account for each Participant.

11.                                 Right to Sell Company Stock in Investment Account

A Participant shall have the right at any time to obtain a certificate (if the Company Stock is certificated) for the shares (including fractional shares) of Company Stock credited to his or her Investment Account. Subject to the Company’s Insider Trading Policy, a Participant shall have the right at any time to direct that any shares of Company Stock in his or her Investment Account be sold and that the proceeds, less expenses of sale, be remitted to him or her.

When a Participant ceases to be a Participant, the Participant may elect to have his or her shares sold by the Custodian and the proceeds, after selling expenses, remitted to him or her or the Participant may elect to have a certificate (if the Company Stock is certificated) for the shares of Company Stock credited to the Participant’s Investment Account forwarded to him or her. In either event, the Custodian may sell any fractional interest held in the Participant’s Investment Account to the Company and remit the proceeds of such sale, less selling expenses, and the balance in his or her Payroll Deduction Account to him or her.

As a condition of participation in the Plan, each Participant agrees to notify the Company if he or she sells or otherwise disposes of any of his or her shares of Company Stock within two years after the Grant Date or within one year after the Investment Date.

12.                                 Rights Not Transferable

Rights under the Plan are not transferable by a Participant, except by will or by the laws of descent and distribution. Rights under the Plan are exercisable during a Participant’s lifetime only by him or her, pursuant to Section 7.

13.                                 Change in Capital Structure

In the event of a stock dividend, spinoff, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities which may be delivered under the Plan, the selling price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the

6

Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

14.                                 Retirement, Termination and Death

Notwithstanding any provision in the Plan to the contrary, in the event of a Participant’s retirement, termination of active employment, or death, all payroll deductions shall cease effective with such event and the amount in his or her Payroll Deduction Account shall be refunded to him or her.  Certificates (if the Company Stock is certificated) will be issued for full shares of Company Stock held in his or her Investment Account if elected with the Custodian and pursuant to the rules of the Custodian.  If a Participant elects to have his or her shares sold, he or she will receive the proceeds of the sale, less selling expenses.  In the event of his or her death, the amount, if any, in his or her Payroll Deduction Account shall be paid to his or her estate, and any shares of Company Stock in his or her Investment Account shall be delivered to any beneficiary he or she has properly designated in forms filed with the Custodian, and if no such designation is on file with the Custodian, then such shares of Company Stock shall be delivered to his or her estate.

15.                                 Amendment of the Plan

The Board of Directors may at any time, or from time to time, amend the Plan in any respect; provided, however, that the shareholders of the Company must approve any amendment that would  increase the number of securities that may be issued under the Plan (other than an increase solely to reflect a change in capitalization such as a stock dividend or stock split pursuant to Section 13).

16.                                 Termination of the Plan

The Plan and all rights of employees hereunder shall terminate at the discretion of the Board of Directors.  Upon termination of the Plan, all amounts in an employee’s Payroll Deduction Account that are not used to purchase Company Stock will be refunded.

17.                                 Effective Date of Plan

The Plan is effective as of April 20, 2011.

18.                                 Government and Other Regulations

The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company’s obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

7

19.                                 Indemnification of Committee

Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to such indemnification and reimbursement as directors of the Company as provided in its Articles of Incorporation and/or Bylaws.

20.                                 Governing Law

The Plan shall be construed and administered in accordance with the laws of the State of Texas.

21.                                 Legends

In its sole and complete discretion, the Committee may elect to legend certificates representing Company Stock sold under the Plan to make appropriate references to the restrictions imposed on such Company Stock.

*   *   *   *   *   *   *

WHEREAS, BPZ Resources, Inc. has adopted the BPZ Resources, Inc. Employee Stock Purchase Plan effective as of April 20, 2011.

BPZ RESOURCES, INC.

/s/ J. Durkin Ledgard
J. Durkin Ledgard
Chief Legal, Commercial & Administrative Officer

8

EXHIBIT A

BPZ Resources, Inc. (1)
(Texas)
List of Subsidiaries and Branches (2)
As of April 20, 2011

Name	Jurisdiction

BPZ Resources, Inc. (2)	Texas

BPZ Marine, Inc.	Texas

BPZ U.S. Holdings, LLC	Texas

SMC Ecuador, Inc.	Delaware

BPZ Energy, LLC (3)	Texas

BPZ Energy International Holdings, LP	British Virgin Islands

International Support, LP	British Virgin Islands

BPZ Exploración & Producción, S.R.L. (4)	Perú

Empresa Electrica Nueva Esperanza, S.R.L.	Perú

Soluciones Energeticas, S.R.L.	Perú

BPZ Marine Peru, S.R.L.	Perú

BPZ Lote Z-1 S.R.L.	Perú

BPZ Lote XIX S.R.L.	Perú

BPZ Lote XXII S.R.L.	Perú

BPZ Lote XXIII S.R.L.	Perú

BPZ Energy Ecuador, CIA. LTDA.	Ecuador

SMC Ecuador, Inc., Sucursal Ecuador (5)	Ecuador

Zenyatta Business Corporation	Panama

Notes:

(1)          The Company name was changed to BPZ Resources, Inc. from BPZ Energy, Inc. on October 11, 2007.

(2)          All subsidiaries are 100% owned, directly or indirectly.

(3)          Formerly named BPZ Energy, Inc.

(4)          Formerly known as BPZ Energy, Inc. Sucursal Peru, a registered Peruvian branch office of BPZ Energy, Inc. (Texas); was converted into a limited liability business corporation registered in Peru as BPZ Exploración & Producción, S.R.L. in May 2007.

(5)          SMC Ecuador, Inc., Sucursal Ecuador is a registered Ecuadorian branch office.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Gordon Gray 02 Stephen C. Beasley

02 0000000000

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2 Ratify the appointment of BDO USA, LLP as the Company's independent public accountants.	☐	☐	☐
3 Approve the BPZ Resources, Inc. Employee Stock Purchase Plan.	☐	☐	☐
4 Approve, by non-binding vote, the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 year	2 years	3 years	Abstain
5 Recommend, by non-binding vote, the frequency of the advisory vote on compensation for named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000108139_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

BPZ RESOURCES, INC

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 24, 2011

The undersigned hereby appoints James B. Taylor and Manuel Pablo Zúñiga-Pflücker, or either of them, as proxies, with full power of substitution, and hereby authorizes each of them to vote, as designated on the reverse side, all shares of Common Stock of BPZ Resources, Inc. held of record by the undersigned on April 25, 2011 at the Annual Meeting of Shareholders of BPZ Resources, Inc. on June 24, 2011, and any adjournments or postponements thereof, with all the powers that the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE CLASS I DIRECTOR NOMINEES NAMED IN PROPOSAL 1 ON THE REVERSE SIDE AND FOR PROPOSALS 2 THROUGH 4 AND FOR "3 YEARS" FOR PROPOSAL 5. THE PROXIES NAMED HEREIN ARE HEREBY AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Continued and to be signed on reverse side

0000108139_2 R1.0.0.11699